UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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WABASH NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

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Letter from the President and Chief Executive Officer

Dear Fellow Stockholders,

As I look back on 2022, I’m proud of how the entire Wabash team achieved strengthening execution throughout the year, and I’m encouraged that our strategic choices are enhancing financial performance. As a whole, I believe we’ve demonstrated improvement across all indicators of financial performance. 2022 ended with record revenue of $2.5 billion and record earnings per share (“EPS”) of $2.25, giving us momentum heading into a year in 2023 that is marked by record order backlogs.

Our journey to heightened financial performance has been years in the making, as my team has added new strategic capabilities that have enabled Wabash to grow in capability and performance. As an example, the addition of truck bodies to the Wabash portfolio has positioned the company to serve customers across product classes. More importantly, it has also broadened our perspective to bring us closer to the rapidly changing dynamics in transportation, logistics, and distribution, such as the disruption to logistics models caused by e-commerce and home delivery, growth in cold chain and trends in power-only brokerage.

As we reshaped our strategy with greater focus on the changing logistics environment, we also restructured our organization from a siloed, product-centric approach to a customer-centric model that prioritizes ease of doing business across our suite of products and services. At the same time, the deployment of our Wabash Management System philosophy has provided the process-driven and problem-solving culture that is essential for responding to and delivering solutions for a dynamic market.

With a refocused strategy backed by a restructured organization, a problem-solving culture, and a visionary leader brand, Wabash is positioned to engage with stakeholders in a more strategic manner. Our new long-term customer agreement construct is a significant shift in how we approach strategic partnership with customers, as it lays a new vision of supply chain engagement and the rapid deployment of recurrent revenue-generating initiatives. These longer-term agreements prioritize capacity for customers who have the forward conviction around their equipment needs to engage in collaborative, multi-year demand planning. In addition, long-term supply agreements with key suppliers allow us to combine our respective strengths in order to support customers. These strategic relationships with customers and suppliers will be additive as we collaborate on product development and R&D efforts to jointly address unmet equipment needs.

As we continue to lead the industry in product design and engineering, we’ve set our focus on environmental sustainability, which has gained customers’ attention as they work toward meeting carbon emissions reduction goals. Our products will continue to extend benefits like weight savings and thermal efficiency as competitive differentiators in an operating environment that increasingly prioritizes the development of both environmental sustainability and efficiency gains that generate a financial return. Wabash continues to make great progress in enhancing our public disclosures on our sustainable practices and outcomes, and I encourage you to review our latest corporate responsibility report to learn more about how we are accentuating our core strengths in these areas.

Finally, as our organization continues to leverage its more streamlined, collaborative structure to create value for customers and stockholders, a major strategic focus is Parts and Services and the generation of recurrent revenue. Quickly accelerating Wabash Parts—our parts distribution joint venture—and developing innovative new offerings like Trailers as a Service (TaaS)TM for the power-only brokerage space, are driving new recurring revenue streams that will act as a synergistic support mechanism for our transportation equipment. We’re excited about the future of our Parts and Services business and its role in the success of our business ecosystem.

The pace of strategic progress that we’ve been able to achieve over the last 18 to 24 months is a testament to the dedication and level of engagement of our Wabash team who has trust in our organizational and strategic moves and is executing incredibly well on our day-to-day business while driving structural improvements in the fundamentals of the business. This year was a proof point for Wabash as we achieved our 2022 financial goals laid out at our 2019 Investor Day, and took a meaningful step toward achieving our 2025 target of $3 billion in revenue, 11% EBITDA margins and $3.50 of EPS. We’re excited to take another significant step on those financial targets in 2023.

We enter 2023 as a transformed and rebranded company, representing a first-to-final mile portfolio that is unmatched in our industry and powered by a team that is inspired and driven by our purpose of Changing How the World Reaches You®. As always, I am grateful for the hard work and dedication of our people; the strategic oversight of our board of directors; the trust and support of our customers, dealers and suppliers; and the confidence of our stockholders in Wabash’s success, now and in the future.

With appreciation,

Brent L. Yeagy

President and Chief Executive Officer

WABASH NATIONAL CORPORATION

3900 McCarty Lane

Lafayette, Indiana 47905

Notice of Annual Meeting of Stockholders

When: Wednesday, May 10, 2023, at 10:00 a.m. Eastern time	Items of Business: 4 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about March 28, 2023.	Who Can Vote: Stockholders of each share of common stock at the close of business on March 13, 2023.

Attending the Meeting:

As a result of the ongoing public health and travel concerns, the 2023 Annual Meeting of Stockholders will be held in a virtual meeting (via live audio webcast) format only. You will not be able to attend the 2023 Annual Meeting of Stockholders physically. You or your proxyholder may participate, vote, and examine our stockholder list at the 20223 Annual Meeting of Stockholders by visiting www.virtualshareholder meeting.com/WNC2023 and using your control number found on your proxy card.

Items of Business:

1.	To elect nine members of the Board of Directors from the nominees named in the accompanying proxy statement;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2023;

4.	To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation; and

To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation (NYSE: WNC) Common Stock entitles the holder of record at the close of business on March 13, 2023 to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present by virtual presence online or by valid proxy. Management cordially invites you to attend the Annual Meeting by virtual presence online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 10, 2023:

The Proxy Statement, Annual Report and the means to vote by internet are available at http://www.proxyvote.com.

By Order of the Board of Directors,

M. Kristin Glazner

Senior Vice President and General Counsel,

Corporate Secretary, Chief Human Resources Officer

March 28, 2023

Whether or not you expect to attend by virtual presence online, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares by signing, dating and returning the proxy card mailed with your notice, or by voting via the internet or by telephone, will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed with your proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting by virtual presence online if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

2023 Annual Meeting of Stockholders on May 10, 2023

Proxy Statement

WABASH NATIONAL CORPORATION	2023 Proxy Statement	i

WABASH NATIONAL CORPORATION 3900 McCarty Lane Lafayette, Indiana 47905 Proxy Statement Summary

To assist you in reviewing the proposals that may be acted upon at our 2023 Annual Meeting, the summary below highlights certain information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	10:00 a.m. Eastern time on Wednesday, May 10, 2023

Virtual Meeting Site:	www.virtualshareholdermeeting.com/WNC2023

Record Date:	March 13, 2023

Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Company Overview

Wabash National Corporation, which we refer to herein as “Wabash,” the “Company,” “us,” “we,” or “our,” is Changing How the World Reaches You®. Wabash was founded in 1985 and incorporated as a corporation in Delaware in 1991, with its principal executive offices in Lafayette, Indiana, as a dry van trailer manufacturer. Today we are the visionary leader of connected solutions for the transportation, logistics, and distribution industries.

To that end, we design and manufacture a diverse range of products, including dry freight and refrigerated trailers, platform trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, transportation, logistics, and distribution industry parts and services, and specialty food grade processing equipment. We have achieved this diversification through acquisitions, organic growth, and product innovation.

We believe our position as a leader in our key industries is the result of longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our engineering leadership, and our extensive distribution and service network. More importantly, we believe our leadership position is indicative of the Values and Leadership Principles that guide our actions.

At Wabash, it’s our focus on people, purpose, and performance that drives us to do better. Our Purpose is to change how the world reaches you; our Vision is to be the leader of connected solutions for the transportation, logistics, and distribution industries; and our Mission is to enable our customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile.

Our Values are the qualities that govern our critical leadership behaviors and accelerate our progress.

•	Be Curious: We will make bold choices and encourage creativity, collaboration and risk-taking to turn breakthrough ideas into reality.

•	Have a Growth Mindset: We will be resilient and capable of the change required to succeed in a world that does not stand still.

•	Create Remarkable Teams: We will create a workplace culture that allows individuals to be their best in order to retain and attract talent from diverse industries, geographies and backgrounds.

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Proxy Statement Summary

Our Leadership Principles are the behaviors that provide definition to our actions and bring our values to life.

•	Embrace Diversity and Inclusion: We solicit and respect the input of others, celebrate our differences and strive for transparency and inclusiveness.

•	Seek to Listen: We listen to our customers, partners, and each other to reach the best solutions and make the strongest decisions.

•	Always Learn: To model a growth mindset, we continue learning through every stage of our careers. We do not quit and we are not satisfied with the status quo.

•	Be Authentic: Employees who thrive at Wabash are honest, have incredible energy and demonstrate grit in everything they do.

•	Win Together: We collaborate, seek alignment and excel at cross-group communication to succeed as one team and One Wabash.

Corporate Responsibility and Governance Highlights

At Wabash, it’s our focus on people, purpose and performance that drives us to do better so we can continue Changing How the World Reaches You®. We believe that our leadership principles, as set forth above, create a workplace culture in which our colleagues can share their talents and perspectives and are empowered to make a difference for our customers, for each other, for our communities and for our environment. Wabash is committed to growing its business in a sustainable and socially responsible manner. We support the passions and interests of our employees and empower them to be a positive influence in the world. We are proud to provide many opportunities to be good neighbors by volunteering time and talent to support the causes that matter most to our employees. We publicly disclosed substantial information about our business in our Corporate Responsibility Report, available on the Governance/Corporate Responsibility page of the Investor Relations section of our website at ir.onewabash.com, which details our commitments, programs and progress on a variety of topics including our products and supply chain, sustainability and environmental impact, diversity and inclusion, workplace safety, ethics and compliance, risk management and governance. We have mapped our disclosures on environmental, social and governance topics to metrics outlined by the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) in our SASB and TCFD Indices, included in our Corporate Responsibility Report. The Corporate Responsibility Report is not incorporated herein by reference or otherwise. Below are some of the highlights of our focus and commitment:

Board Nominee Diversity	Executive Team Diversity

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Proxy Statement Summary

Diversity and Inclusion. Wabash is committed to having a workforce that is diverse and embraces inclusion at all levels, reflecting the diversity of our customers and the varied environments in which we conduct business.

•  Recognizing, valuing, and fully leveraging our different perspectives and backgrounds to achieve our business goals demonstrate our inclusive culture and are part of our Leadership Principles (“Embrace Diversity and Inclusion”).

•  Our Nominating, Corporate Governance and Sustainability Committee actively prioritizes diversity in searches for new director candidates.

•  2 out of 9 of our director nominees are female (22%), including the current chair of the Nominating, Corporate Governance and Sustainability Committee, and 2 are ethnically diverse (22%).

•  We need inclusion and diversity to achieve our targeted business results and fulfill our vision of being the leader of connected solutions for the transportation, logistics and distribution industries. Openness to diversity widens our access to the best talent, and inclusion allows us to engage that talent fully.

•  We place special focus on preventing pay imbalances among genders, including proactive adjustments to pay, titles and/or benefits to prevent gender pay gaps.

•  In 2022, 70% of our total hourly hires were women and/or minorities, and 50% of total salaried hires in 2022 were women and/or minorities.

•  We work to promote diversity through our supply chain. Before we add any significant vendor to our supply chain, we complete an assessment, including a form that captures information about the vendor’s diversity profile and screens for any potential conflict of interest.

Employee Engagement. We define engagement as a deep connection and sense of purpose at work that creates extra energy and commitment. Our goal is to engineer a winning culture that is designed to execute the Company’s strategic plan.

•  Over the long-term, we seek better outcomes from having a highly engaged and values-aligned workforce, including higher retention, higher productivity, better customer satisfaction, better quality, and better safety.

•  We provide all employees with the opportunity to share their opinions and feedback on our culture through a voluntary annual employee engagement assessment where all employees are encouraged to participate.

•  Results are measured and analyzed to enhance the employee experience, promote employee retention, drive positive change, and leverage the overall success of our organization.

Community Involvement. We succeed as one team and One Wabash, including through our devotion to philanthropy, volunteerism, charitable giving and community involvement.

•  Wabash’s charitable giving program combines volunteer work with financial support to make a meaningful, lasting impact on our communities. We actively partner with nonprofit groups and projects to donate time, needed materials and financial resources to support the communities where we live and work. We place special emphasis on combating food insecurity in our communities, as well as supporting children and veterans.

•  We believe that enriching the lives of those around us is a powerful investment in our future. During 2022, we announced a national partnership to help end food insecurity with Feeding America®, the nation’s largest domestic hunger-relief organization. Through this partnership, Wabash

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donated $150,000 in its first year in support of mobile food pantries, which are crucial to increasing the distribution of fresh and healthy food in vulnerable communities. This national partnership is an expansion of the work Wabash has done over the past 20 years on a local level with various Feeding America member food banks.

•  In 2022, we donated more than $800,000 through corporate gifts, local charitable sponsorships and employee donations to nonprofit organizations. Our charitable contributions included gifts to Feeding America, United Way, Indiana Veterans’ Home, Caring Pathways, Cystic Fibrosis Foundation, Junior Achievement, Humane Society, Honor Flight, Habitat for Humanity, KidsPeace, Mental Health of America, LTHC Homeless Veterans program, Riley Children’s Foundation, Cancer Centers, Special Olympics, Purdue Foundation, YWCA, Veterans Making a Difference, Bauer Family Resources and more. In addition to these amazing organizations, we also supported local schools across the country with robotics clubs, weld programs, career development support, food bank backpack programs, youth sports, music enrichment programs, and more.

•  We also run a Day of Giving Program, which allows all full-time employees the opportunity to volunteer one scheduled workday each calendar year in that employee’s chosen volunteer program.

•  In 2022, employees volunteered more than 4,000 hours at local food banks, homeless shelters, veteran services agencies, local agriculture organizations, environmental conservation programs, local schools’ leadership and career readiness activities, Junior Achievement, Salvation Army, YWCA, Humane Society, Wreaths Across America, youth athletics, art programs, foster children agencies, programs to support people with disabilities, and more.

Environmental Sustainability. We are resilient and capable of the change required to succeed in a world that does not stand still, including with respect to environmental sustainability and climate change.

•  We measure and compare our energy management metrics, including greenhouse gas emissions and overall energy use, on a yearly basis. Our current metrics and comparisons are disclosed in our Corporate Responsibility Report.

•  We currently maintain an ISO 14001 registration of the Environmental Management System at four facilities, which include our Lafayette, Indiana; Cadiz, Kentucky; San José Iturbide, Mexico; and Harrison, Arkansas locations.

•  Other Environmental Stewardship Certification: Federal Clean Industry Certification (2017, San José Iturbide, Guanajuato, Mexico)

•  Our products are generally designed to be fuel efficient and reduce emissions by reducing weight, improving aerodynamics, and improving thermal efficiency.

•  In 2019, we introduced our DuraPlate® Cell Core technology, which delivers a 300-pound-lighter weight trailer compared to traditional designs, without compromising durability.

•  Our innovative and award-winning EcoNex™ Technology is a molded structural composite that improves thermal efficiency of a refrigerated

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trailer by up to 28% over Wabash’s conventional ArcticLite® refrigerated trailer and is being engineered to be lighter with greater strength and durability. The California Air Resources Board has agreed with data supporting the fact that a refrigerated trailer with EcoNex™ Technology provides greenhouse gas benefits over Wabash’s conventional refrigerated trailer.

•  We configure and install telematics systems, providing real-time monitoring and analysis of performance and environmental data and allowing drivers to increase performance, reduce maintenance and prolong equipment life.

•  We have produced a solar-powered, zero-emissions refrigerated trailer, which was first shown at the American Trucking Associations’ Technology and Maintenance Council annual meeting in February 2020.

•  By sourcing post-consumer resin to manufacture our DuraPlate® panels, we have diverted more than 1 billion plastic bottles from landfills.

•  All Wabash facilities use energy-efficient lighting.

•  Our manufacturing operations use pulse welders, which produce the same high-quality result as traditional welders but require only 1/3rd of the energy to run.

•  With the implementation of a new Environmental, Occupational Health, Safety and Security software platform, we have improved tracking of our recycling and waste reduction efforts. In 2022, Wabash’s recycling program and use of recycled materials saved 5.18 cubic yards of landfill airspace per new unit shipped, 1,282 kilowatt-hours of electricity per new unit shipped, 0.57 mature trees per new unit shipped and 1.24 metric tons of greenhouse gas emissions per new unit shipped.

•  We help customers extend the useful life of their equipment with remanufacturing and repair services, limiting the amount of raw materials needed to produce new machinery.

•  We leverage partnerships with government entities and industry associations to develop efficient, effective and practical solutions to problems facing the manufacturing and transportation segments.

Affiliations include:

•  Government and Regulatory Bodies:

•  California Air Resource Board (CARB)

•  U.S. Department of Transportation (DOT)

•  Environmental Protection Agency (EPA)

•  National Highway Transportation Safety Administration (NHTSA)

•  Transport Canada

•  Transportation Associations:

•  American Trucking Associations (ATA)

•  ATA’s Technology and Maintenance Council (TMC)

•  Cargo Tank Risk Management Committee (CTRMC)

•  National Tank Truck Carriers (NTTC)

•  National Trailer Dealers Association (NTDA)

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•  National Truck Equipment Association (NTEA)

•  Truck Trailer Manufacturers Association (TTMA)

•  Manufacturing Associations:

•  Indiana Manufacturers Association (IMA)

•  National Association of Manufacturers (NAM)

Talent Development. To model a growth mindset, we continue learning through every stage of our careers, and we also believe in supporting the next generation of leaders who will continue to change how the world reaches you.

•  One of our Company values is Always Learn. We put that into practice by offering our own welding and skills training courses, self-directed learning modules and an executive leadership development program at no cost to employees.

•  We host a wide variety of learning and development opportunities through our custom-tailored Learning Management System — Wabash U. Our employees have access through an online portal to thousands of self-directed and instructor-led courses on a variety of professional development topics. Our employees also have access to WMS University (“WMS U”), which was developed and accredited by Purdue University’s Dauch Center for the Management of Manufacturing Enterprises and TP3 Institute for smart manufacturing. WMS U teaches participants about our WMS systems and tools in our lean enterprise, the goal of which is to equip our employees with the knowledge to live WMS principles every day. There are over 160 graduates to date from our WMS U programs.

•  In partnership with Purdue University, we developed curriculum for WMS Facilitator and Coaching training, which was launched during the first quarter of 2022.

•  Targeted learning and development opportunities are also created through external partnerships, including special development programs for front line leaders (with over 220 trained in the past 18 months), as well as focused executive development across a variety of topics.

•  Full-time Wabash employees can pursue various courses, undergraduate and graduate degree programs, or relevant certifications at an accredited college or university without added financial burden by using our Accelerator tuition reimbursement program.

•  We provide all employees a wide range of professional development experiences, both formal and informal, at all stages in their careers.

•  Wabash employees and dependents of employees are eligible for a variety of scholarships offered by Wabash and the industry associations to which we belong.

•  We support the youth in our communities through program funding, training programs, internships, co-ops and our emerging leadership development programs.

•  We also sponsor youth clubs in our communities, including robotics clubs, STEM programs and the Purdue University’s Women in Engineering Program.

•  In 2022, we awarded 12 high school graduates with Wabash scholarships totaling $60,000.

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Ethics and Compliance. Employees who thrive at Wabash are honest, have incredible energy, and demonstrate grit in everything they do. We also work to hold our entire supply chain accountable.

•  We maintain a Code of Business Conduct and Ethics that lays the foundation for our ethics and compliance program and defines our overall management approach to human rights, anti-corruption, the environment, governance and social matters.

•  Our Employee Handbook is founded on and incorporates the values, policies and rules set forth in our Code of Business Conduct and Ethics. All employees and directors are expected to take the values, policies, and rules set forth and apply them to all situations that arise in the course and scope of employment.

•  We maintain an AlertLine whereby employees are able to report violations of Wabash’s Code of Business Conduct and Ethics.

•  Our Code of Business Conduct and Ethics also provides key directions to our suppliers, vendors, dealers and agents to abide by the same ethical and legal standards applicable to Wabash employees, including:

•  Labor and human rights, including child labor and human trafficking

•  Restrictions against corruption, bribery and extortion

•  Health and safety activities

•  Environmental accountability

•  We require all facilities to practice equal opportunity employment and have zero tolerance for harassment, racism or bigotry of any kind. Employees, contract workers, visitors and other non-employees are encouraged to immediately report harassment or any ethics or compliance violations committed by anyone.

•  Our Conflict Minerals Policy is in place to prevent the use of minerals that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or in neighboring countries.

•  We ask our suppliers to demonstrate that they source “conflict minerals” from outside the conflict region and/or can certify that conflict minerals sourced from within the conflict region are “conflict free.”

Awards and Recognition. Our efforts to make bold choices and encourage creativity, collaboration, and risk-taking to turn breakthrough ideas into reality have been recognized throughout the years.

•  Safety and Environmental Awards:

•  2017 Kentucky Governor’s Safety and Health Award (Cadiz, KY)

•  Truck Trailer Manufacturers Association Plant Safety Awards:

•  2021: Little Falls, MN, and San José Iturbide, Guanajuato, Mexico

•  2020: Fond du Lac, WI and San José Iturbide, Guanajuato, Mexico

•  2019: New Lisbon, WI

•  2018: San José Iturbide, Guanajuato, Mexico

•  2016: New Lisbon, WI, and San José Iturbide, Guanajuato, Mexico

•  2015: New Lisbon, WI

•  2013: San José Iturbide, Guanajuato, Mexico

•  Product Awards:

•  Heavy Duty Trucking Top 20 Products (EcoNex™ Refrigerated Trailer Powered by eNow Solar Energy, 2021)

•  SSAB Swedish Steel Prize Finalist (RIG-16 Rear Impact Guard, 2017)

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•  IIHS Toughguard Award (RIG-16 Rear Impact Guard, 2017)

•  Heavy Duty Trucking Top 20 Products (Cold Chain and Final Mile equipment, 2016)

•  Corporate Awards:

•  Forbes America’s Best Small Companies (2023)

•  FreightTech 100 by FreightWaves (2023)

•  Newsweek’s America’s Most Responsible Companies (2022)

•  Indiana Manufacturer’s Association Innovation Excellence Award (2021)

•  IndustryWeek 50 Best U.S. Manufacturers (2018, 2017, 2016, 2015, 2013, 2006)

•  INVESTIndiana Equity Conference Top 5 Indiana Public Company (2016)

•  Supplier Diversity Development Coalition of Greater Lafayette Golden Handshake Award for Diversity and Excellence (2016)

•  Forbes 100 Most Trustworthy Companies in America (2015)

•  Indiana Employer Support of the Guard and Reserve Above and Beyond Award (2014)

Environmental, Health and Safety

•  Reflected in our corporate Environmental, Health and Safety Policy, we maintain high standards for manufacturing safety. We commit to meet or exceed all applicable environmental, health, and safety standards, regulations and other requirements.

•  The Operations Management at each of our facilities is directly responsible for implementing this policy and ensuring full compliance with all environmental, health, and safety laws, internal standards and requirements applicable within their respective organizations.

•  We commit to manage all of our business activities in a responsible manner with respect for the environment through pollution prevention and with our highest priority being the health and safety of our employees.

•  The health and wellness of our employees is critical to our success. We provide our employees with access to a variety of innovative, flexible, and convenient health and wellness programs. Such programs are designed to support employees’ physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors.

•  We continually focus on reducing the severity and frequency of workplace injuries to create a safe environment for our employees. We provide ongoing safety training and development at our production facilities, which are designed to focus on empowering our employees with the knowledge and tools they need to make safe choices and to mitigate risks. Our employees are encouraged to identify safety opportunities and report near-misses through our safety good catch program.

•  We believe that all injuries and occupational illnesses, as well as environmental incidents, are preventable. In support of this, all employees

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are expected to perform their work in such a manner as to not jeopardize the environment or the safety and health of themselves and their fellow workers.

•  The Company utilizes a mixture of leading and lagging indicators to assess the health and safety performance of its operations. For example, a lagging indicator includes the OSHA Total Recordable Incident Rate (“TRIR”). TRIR in 2022 was 5.6, which is one of the Company’s best-ever years for TRIR performance. A leading metric we use is scoring from our Blueprint for Excellence, which assesses a facility’s overall safety program and identifies key areas of improvement.

•  In 2020, Wabash implemented a software platform to proactively mitigate safety risks by driving business decisions based on actionable insights and advanced analytics. As part of that implementation, we are tracking near-misses enterprise-wide and setting targets to encourage reporting.

•  We work to ensure that our products, processes, services, and facilities minimize the generation of waste, pollution and adverse impact on the environment.

•  We work on innovations to protect the people who operate our equipment and partner with others to further promote safety by sharing best practices and ideas for implementing higher standards.

•  We also demonstrate a commitment to highway safety in our products. Our Upper ID/Aux Stoplights enhance collision avoidance by making trailer braking more visible to motorists and our Rear Underride Guard System. RIG-16 surpasses U.S. and Canadian standards and prevents underride in multiple offset impact scenarios.

Director Independence	• 8 out of 9 director nominees are independent. • 3 fully independent Board committees: Nominating, Corporate Governance and Sustainability Committee, Compensation Committee and Audit Committee.
Board Accountability

•  All directors are elected annually via majority voting standard.

•  Stockholders may amend our bylaws.

•  Our Nominating, Corporate Governance and Sustainability Committee is evolving its oversight of ESG, including the areas of energy consumption, climate change, greenhouse gas and other criteria relevant to our business practices.

Board Leadership

•  We review board leadership, committee structure and committee membership annually and conduct an annual assessment of board effectiveness.

•  We have an independent Chairperson who has a strong role and significant governance duties, including presiding over all executive sessions of independent directors.

Stockholder Engagement	• We routinely meet with stockholders for conversations focused on a variety of topics, including governance, Company strategy, growth, risk management and sustainability.

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Proxy Statement Summary

Board Evaluation and Effectiveness	• Annual Board and Committee self-assessments. • Annual two-way feedback and evaluation sessions with each director. • Annual independent director evaluation of the Chairperson and CEO.
Board Risk Oversight	• The Board and its Committees exercise robust oversight of the Company’s enterprise risk management system.
Board Refreshment and Diversity

•  During 2022, we added 2 new directors, and we appointed a new independent Chairperson following the 2020 Annual Meeting.

•  Board members represent diverse perspectives, including 2 female director nominees and 2 ethnically diverse director nominees.

•  We have a specified director retirement age.

Director Engagement

•  All of our directors attended 75% or more of the aggregate number of meetings of our Board and the Committees on which they served.

•  We have limits on director/CEO membership on other public company boards.

Succession Planning

•  CEO and leadership succession planning is one of our Board’s most important responsibilities. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team and the Board.

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Proxy Statement Summary

Our Management Approach

Our Wabash Management System (“WMS”) is a set of principles and standardized business processes for the purpose of achieving our strategic objectives. These principles are centered around lean thinking and state that lean application must extend across and throughout our entire enterprise, not only our manufacturing processes. By codifying what makes our Company great, the WMS drives focus on the interconnected processes that are critical for success across our business. WMS is based on forward planning and continuous capability evaluation as we simultaneously drive execution and breakthrough performance. WMS requires everyone to be an active contributor to our enterprise-wide lean efforts and enables growth through innovation and industry leading customer satisfaction and alliances.

Our WMS principles underpin an ongoing improvement cycle that includes Strategic Planning and Deployment, Kaizen and Daily Management. It is through this set of standards and thinking that we create a “One Wabash” approach to our customers, add new business capabilities, and enable profitable growth.

In partnership with Purdue University, during 2022 we developed a curriculum called “WMS Facilitator and Coaching.” We also have hosted WMS University Champion training sessions and have over 160 graduates of the program. Company-wide, we have frequent WMS communication and engagement enhancement sessions, including lunch & learn trainings. Finally, we have developed a strategic deployment process and planning cycle with our Chief Strategy Officer.

Our One Wabash organizational structure enables long-term growth for the Company with an intense focus on value streams, streamlined processes, product innovation, and a consistent, superior experience for all customers who seek our solutions in the transportation, logistics and distribution markets. The value streams leverage the power of our processes to close the cycle of customer needs and customer fulfillment.

Rebranding

In January 2022, Wabash National Corporation and its portfolio of brands rebranded as Wabash® and began a significant shift in the Company’s go-to-market brand strategy. This marks a milestone in the Company’s transformation, following two years of accomplishments in our reorganization, new customer acquisition, and strategic growth as One Wabash. The rebrand is a reflection of our efforts and how we go-to-market with a powerful brand strategy designed to carry all of our legacy products into the future.

The decision to make a significant shift in our brand strategy was precipitated by changes happening in the markets we serve. Transportation, logistics, and distribution is going through a momentous transition as it adapts to a compilation of forces:

•	Changing dynamics across the value chain and logistics models of delivery.

•	Increased dependence of supply chain security as an outcome of the COVID-19 pandemic.

•	Increasingly agile and networked ecosystems enabled by new technologies.

•	Advanced, disruptive material composites expanding possibilities of freight.

•	Corporate stalwarts with increasing power, influence, and capabilities.

•	Shifting societal attitudes around sustainability, diversity and inclusion.

Wabash aims to be a visionary leader that drives the changing business of transport in ways that move the entire industry forward.

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Proxy Statement Summary

We see a different future reality than our competition in the context of social, technological, and logistics changes, and we have chosen to go down a substantially different path to re-shape the industry and pull that future forward for our customers. We saw how logistics changes would disrupt the industry and result in customers buying from one source, in one way, from first to final mile. We saw the need to radically change how products are conceived and designed upfront in engineering with new technologies to make leap-frog improvements in quality and consistency. We had the foresight to develop and commercialize a new composite technology that can deliver breakthrough value to customers. Going forward, we see the need to expand connectivity from the source all the way to the home to ensure food safety, versus myopically focusing on point solutions.

As of January 2022, we market nearly all products in our Transportation Solutions and Parts & Services segments as Wabash® and no longer market the following brand names: Wabash National®, Benson®, Brenner® Tank, Brenner Tank Services, Bulk Tank International, Supreme®, Supreme Upfit Solutions and Service, Tower Structural Laminating, Transcraft®, Walker® Engineered Products, and Walker Transport. In addition, we no longer market the product brands ArcticLite®, Kold King®, Iner-City® and Spartan.

The Company will continue to market DuraPlate®, DuraPlateHD®, DuraPlate AeroSkirt®, and AeroSkirt CX®, as well as the new EcoNex™ Technology brand for our proprietary molded structural composite and Wabash Acutherm™, a new portfolio of solutions designed for intelligent thermal management.

Voting Matters and Vote Recommendation (page 18)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE

Election of Directors	FOR EACH NOMINEE	20

Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay”)	FOR	71

Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	72

Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	FOR FREQUENCY OF 1 YEAR	74

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Proxy Statement Summary

Board Nominees (page 20)

The following table provides summary information about each director nominee, as of the Record Date.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS

Therese M. Bassett	59	November 2019	Managing Director, NuVentures LLC	Yes	No

John G. Boss	63	December 2017	Former President and Chief Executive Officer, Momentive Performance Materials Inc.	Yes	Yes

Trent J. Broberg	41	September 2022	Chief Executive Officer, ACERTUS	Yes	No

Larry J. Magee	68	January 2005	President, Magee Ventures Group	Yes	No

Ann D. Murtlow	62	February 2013	Former President and Chief Executive Officer, United Way of Central Indiana	Yes	Yes

Sudhanshu Priyadarshi	46	November 2022	Chief Financial Officer, Keurig Dr Pepper Inc. (KDP)	Yes	No

Scott K. Sorensen	61	May 2005	President, Thatcher Company, Inc.	Yes	No

Stuart A. Taylor II	62	August 2019	Chief Executive Officer, The Taylor Group LLC	Yes	Yes

Brent L. Yeagy	52	October 2016	President and Chief Executive Officer, Wabash National Corporation	No	No

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Proxy Statement Summary

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography in this proxy statement describes each nominee’s qualifications and relevant experience in more detail.

DIRECTORS	Therese M. Bassett	John G. (“Jack”) Boss	Trent J. Broberg	Larry J. Magee	Ann D. Murtlow	Sudhanshu Priyadarshi	Scott K. Sorensen	Stuart A. Taylor II	Brent L. Yeagy

Independent	●	●	●	●	●	●	●	●

Diversity	●				●	●		●

Logistics, Transportation and/or First to Final Mile			●			●			●

Diverse Manufacturing		●		●		●	●		●

Risk Management (Including Supply Chain/Commodities Management)	●	●	●	●		●			●

Technology and Materials Innovation		●	●			●			●

Legislative/Regulatory					●		●

Qualified Financial Expert/Finance/Treasury						●	●	●

Accounting, Finance and Capital Markets			●			●	●	●

M&A	●	●	●	●	●	●	●	●	●

Technology/Cybersecurity			●		●	●	●	●

Distribution and Digital Marketplace	●		●	●		●

Competitive Pricing/Sales		●	●	●					●

ESG	●	●		●	●				●

Strategy	●	●	●	●	●	●	●	●	●

Named Executive Officer Compensation (Say-on-Pay) (page 71)

We are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, in 2022, we:

•

Delivered a meaningful proportion of NEO compensation in share-based incentives. In 2022, approximately 65% of Mr. Yeagy’s total direct compensation (i.e., base salary, target short-term incentive and target long-term incentive), and on average 49% of the other NEOs’ total direct compensation, was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value.

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Proxy Statement Summary

•

Weighted a significant portion of NEO compensation toward variable and performance-based pay elements. In 2022, approximately 82% of Mr. Yeagy’s total direct compensation, and on average 70% of the other NEOs’ total direct compensation, was targeted to be delivered in variable short-term (annual) or long-term incentive compensation.

•	Engaged an independent compensation consultant to conduct a market review of our compensation package to ensure it was competitive with our peers.

Independent Registered Public Accounting Firm (page 72)

We ask that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2023.

Frequency of Future Advisory Votes on Named Executive Officer Compensation (page 74)

We ask that our stockholders approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation to be held every 1 year, 2 years or 3 years.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2023.

Our Annual Report and this Proxy Statement are available at www.proxyvote.com. To access our Annual Report and Proxy Statement, enter the control number referenced on your proxy card.

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Information About the Annual Meeting, Proxy Materials and Voting

What is the Purpose of the Annual Meeting?

At the Annual Meeting, our management will report on our performance during 2022 and respond to questions from our stockholders. In addition, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, which include the following four proposals:

Proposal 1	To elect nine members of the Board of Directors.
Proposal 2	To hold an advisory vote on the compensation of our named executive officers.
Proposal 3	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2023.
Proposal 4	To hold an advisory vote on the frequency of future advisory votes on named executive officer compensation.

Stockholders will also consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Stockholders may act on the proposals by voting a proxy or voting by virtual presence online at the Annual Meeting.

What is the purpose of the proxy materials?

We are providing these proxy materials in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The proxy materials (including the Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K) include information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. We first mailed the proxy materials to stockholders on or about March 28, 2023.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

Who is Entitled to Vote?

Only stockholders of record at the close of business on March 13, 2023 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (the “Common Stock”) that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the Record Date, we had 47,769,982 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.

Who can Attend the Annual Meeting by virtual presence online?

All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/WNC2023 at 9:45 a.m. Eastern time through the conclusion of the meeting and providing the control number found on the

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Information About the Annual Meeting, Proxy Materials and Voting

proxy card. If your shares are held in “street name,” you must first obtain a proxy issued in your name from your bank or other custodian or nominee before attending the Annual Meeting by virtual presence online. You will need to provide the control number found on the proxy card provided by such bank or other custodian or nominee.

Technical support, including related technical support phone numbers, will be available at 9:45 a.m. Eastern time through the conclusion of the meeting.

The 2023 Annual Meeting of Stockholders will be accessible through the Internet. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2023. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time, and you should allow ample time for the online check-in procedures.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described below.

This year’s stockholder question and answer session will provide our stockholders with the opportunities to ask questions regarding our business submitted live during the Annual Meeting. Questions may be submitted at the Annual Meeting through www.virtualshareholdermeeting.com/WNC2023. We will post questions and answers if applicable to our business on our Investor Relations website as soon as practicable after the meeting.

How do I Vote?

If you are a “stockholder of record,” you can vote on matters to come before the Annual Meeting in the following four ways:

•	Visit the website noted on your proxy card to vote via the internet;

•	Use the telephone number on your proxy card to vote by telephone;

•

Vote by mail by completing, dating and signing the proxy card mailed with your notice and returning it in the provided postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion; or

•	Attend the Annual Meeting by virtual presence online and cast your vote.

If you hold your shares in “street name” through a broker, then you can vote by following the materials and instructions provided by your broker, or you can vote by virtual presence online at the Annual Meeting.

What if I vote and then change my mind?

If you are a “stockholder of record,” you may revoke your proxy at any time before it is exercised by:

•	Providing written notice of revocation to the Corporate Secretary, Wabash National Corporation, 3900 McCarty Lane, Lafayette, Indiana 47905;

•	Voting again, on a later date, via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted);

•	Submitting another duly executed proxy bearing a later date; or

•	Attending the Annual Meeting by virtual presence online and casting your vote.

Only your last vote will be the vote that is counted.

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Information About the Annual Meeting, Proxy Materials and Voting

If you hold your shares in “street name,” then you must contact the record holder of your shares to change your voting instructions.

What are the Board’s Recommendations?

The Board recommends that you vote FOR the election of each of the director nominees, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR ratification of the appointment of our auditors and FOR 1 YEAR as the frequency of future advisory votes on named executive officer compensation.

What Vote is Required for Each Proposal?

The following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions, uninstructed shares held by brokers, and unmarked, signed proxy cards. On all proposals, if you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL OF EACH ITEM	ABSTENTIONS	UNINSTRUCTED SHARES	UNMARKED, SIGNED PROXY CARDS

1	Election of Directors	Majority of votes cast	No effect	Not voted	Voted “for”

2	Advisory vote on executive compensation	Majority of shares present and entitled to vote	Same effect as “against”	Not voted	Voted “for”

3	Ratification of Appointment of Independent Auditor	Majority of shares present and entitled to vote	Same effect as “against”	Discretionary vote	Voted “for”

4	Advisory vote on frequency of future advisory votes on executive compensation	Majority of votes cast: Option among choices that receives the majority of votes cast “for”	No effect	Not voted	Voted “for” a frequency of 1 year

If you hold your shares in “street name” through a broker and you do not provide your broker with voting instructions, then, under New York Stock Exchange (“NYSE”) Rules, your broker may elect to exercise voting discretion with respect to “routine matters,” which includes the ratification of the appointment of our independent auditor (Proposal 3). However, on “non-routine” matters, which include the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the advisory vote on frequency of future advisory votes on executive compensation (Proposal 4), your broker may not vote your shares unless you provide your broker with instructions. These so-called broker “non-votes” will be counted in determining whether there is a quorum.

What Constitutes a Quorum?

The presence at the Annual Meeting, by virtual presence online or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Who will Bear the Costs of this Proxy Solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit

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Information About the Annual Meeting, Proxy Materials and Voting

proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. In addition, we have retained Laurel Hill Advisory Group, LLC to assist with proxy solicitation. For their services, we will pay a fee of $7,000 plus out-of-pocket expenses.

How will my shares be voted if other matters are presented at the Annual Meeting?

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

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Proposal 1 – Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three, nor more than twelve, directors with the exact number to be fixed by resolution of the Board. As of the date of this Proxy Statement, the Board is comprised of nine directors. At the Annual Meeting, stockholders will be asked to elect each of the nine director nominees listed below, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Below is information regarding each of the director nominees. Information regarding the Board’s process for nominating directors and director qualifications can be found below under the “Corporate Governance” section of this Proxy Statement.

Information on Directors Standing for Election

The biographies of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the Nominating, Corporate Governance and Sustainability Committee and the Board to determine that the person should serve as a director of the Company. The name, age, business experience, and public company directorships of each nominee for director, during at least the last five years, are set forth in the table below.

Therese M. Bassett Age: 59 Director since: November 2019

Ms. Bassett is the Managing Director of NuVentures LLC., a consulting firm focused on strategy, innovation and M&A pipeline development. Prior to NuVentures, she served as Chief Strategy, Innovation, and Mergers and Acquisitions Officer at Avnet, Inc., a global electronic components and distribution services company, where she was responsible for identifying growth opportunities to enhance the overall business portfolio, financial strength and global market value. During her 26-year career with Avnet, Ms. Bassett also held the positions of Senior Vice President, Global HR Solutions (2010- 2016), Vice President, Strategic Planning and Business Intelligence (1998-2010), Manager, Electronic Manufacturing Services Business Development (1995-1998), and International Export and Transportation Manager (1993-1995). She is a graduate of Temple University and received an MBA from the University of Phoenix.

Qualifications: Ms. Bassett’s M&A, innovation and strategy expertise and her senior leadership experience reflected in her biography support the Board’s conclusion that she should again be nominated as a director.

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Proposal 1 – Election of Directors

John G. Boss Age: 63 Director since: December 2017

Mr. Boss is the former President and Chief Executive Officer of Momentive Performance Materials Inc. (“MPM”). Mr. Boss served in this role from December 2014 to March 2020. MPM is a global producer of silicones, quartz and specialty ceramic materials. Mr. Boss served as a director of MPM Holdings Inc. from October 2014 to March 2020. Mr. Boss served as the President of the Silicones & Quartz Division at MPM since joining in March 2014 to December 2014 and served as its Executive Vice President from March 2014 to March 2020. In April 2014, shortly after Mr. Boss joined the company, MPM filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Boss’ career spans more than 30 years in the specialty chemicals and materials industry, including various executive leadership positions with Honeywell International, a producer of commercial and consumer products from 2003 through 2014. Mr. Boss served as Vice President and General Manager of Specialty Products, Vice President and General Manager of Specialty Chemicals and President of Honeywell Safety Products at Honeywell International. Prior to joining Honeywell, Mr. Boss held positions of increasing responsibility at Great Lakes Chemical Corporation and Ashland Corporation (formerly International Specialty Products). Since 2020, Mr. Boss has served as a Director for Cooper Standard Corporation and as a Director and Audit Committee Member for Libbey, Inc. Mr. Boss currently serves as a Director of Calumet Specialty Products Partners, L.P. He has a Master of Business Administration degree in Marketing and Finance from Rutgers Graduate School of Management in 1996 and a Bachelor’s Degree in Mechanical Engineering from West Virginia University in 1981.

Qualifications: As reflected in his biography, Mr. Boss’ service in various leadership positions at other public companies, particularly, his recent service as a sitting chief executive officer at another public company and concomitant understanding of the day-to-day complexities and challenges of running such an organization, and his service on our Board, support the Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Trent J. Broberg Age: 41 Director since: September 2022

Mr. Broberg has served as the Chief Executive Officer and member of the Board of Directors of ACERTUS, an automotive logistics as a service platform since 2021 and was a member of the Board of Directors of DiCentral LLC, a global EDI software service provider helping organizations optimize their supply chain from 2019 to 2022 until acquired by True Commerce. Mr. Broberg has extensive experience with major carriers, as well as the digital and technology aspects of transportation management. Prior to joining ACERTUS, Mr. Broberg served as Chief Operating Officer at Truckstop.com, where he led or supported over five M&A transactions, two recapitalizations, strategy, and operations from 2016 until 2021. In the two years leading up to his tenure at Truckstop.com, Mr. Broberg served as General Manager for Real Time Freight LLC, which was later acquired by Truckstop.com in 2016. Mr. Broberg also holds a wealth of marketing, sales and operations knowledge as a result of his early career experience serving as Director of Marketing at DB Schenker and Swift Transportation. Mr. Broberg received a Bachelor of Science degree in Marketing and an MBA from the WP Carey School of Business at Arizona State University.

Qualifications: The leadership, executive and board experience within the spaces of logistics, supply chain and technology expertise reflected in Mr. Broberg’s biography support the Board’s conclusion that he should be nominated as a director. Mr. Broberg was originally recommended as a director nominee by a third-party search firm.

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Proposal 1 – Election of Directors

Larry J. Magee Age: 68 Director since: January 2005 Chairperson of the Board since: May 2020

Mr. Magee has served as President of Magee Ventures Group, a consulting firm, since May 2018. Prior to his current position, he served as Interim CEO of Magnolia Group, LLC in Waco, Texas from April 2017 until May 2018. Mr. Magee was President and CEO of Heartland Automotive Services, Inc., the largest operator of quick lube retail service centers, operating over 540 Jiffy Lube locations in North America. He held this position from April 2015 until his retirement in October 2016. Prior to assuming the role of President and CEO of Heartland Automotive, Mr. Magee was the President, Consumer Tire U.S. & Canada, for Bridgestone Americas Tire Operations, LLC, a tire and rubber manufacturing company, a position he held from January 2011 until his retirement from Bridgestone in September 2013. He also served as Chairman of BFS Retail & Commercial Operations, LLC and Bridgestone of Canada, Inc. From December 2001 until January 2011, he served as Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC. Prior to December 2001, Mr. Magee served as President of Bridgestone/Firestone Retail Division, beginning in 1998. Mr. Magee has over 38 years combined experience in sales, marketing, and operational management, and held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 38-year tenure with Bridgestone/Firestone.

Qualifications: The manufacturing, retail and strategic expertise reflected in Mr. Magee’s biography, including his performance as the chief executive officer and as a board member for divisions of another company, as well as his participation on our Board, support the Board’s conclusion that he should again be nominated as a director.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	23

Proposal 1 – Election of Directors

Ann D. Murtlow Age: 62 Director since: February 2013

Ms. Murtlow served as the President and Chief Executive Officer of United Way of Central Indiana, an organization that fights for the education, financial stability, health and basic needs for Central Indiana through the development and support of programs and organizations that serve struggling families and move them to self-sufficiency, from April 1, 2013 to June 30, 2022. Prior to assuming this role, Ms. Murtlow had a 30-year career in the global energy industry. Ms. Murtlow began her career as a design engineer with Bechtel Power Corporation, one of the world’s leading designers and constructors of electric utility infrastructure. Ms. Murtlow then joined AES Corporation (“AES”), where she developed a specialty in environmental permitting and became a leader in domestic and international power plant project development. She subsequently joined AES’s London office where she was named Vice President and Group Manager of AES’s development and operations in northern and central Europe. In 2002, Ms. Murtlow was named President and Chief Executive Officer at IPALCO Enterprises, Inc., and its subsidiary, Indianapolis Power & Light Company. Ms. Murtlow currently serves as a Director of Evergy, Inc., and its subsidiaries, Evergy Kansas Central, Inc. (Kansas corporation), Evergy Kansas South, Inc., Evergy Metro, Inc., and Evergy Missouri West, Inc. Ms. Murtlow served as a Director of First Internet Bancorp and its subsidiary, First Internet Bank, from early 2013 until March 2020. Ms. Murtlow holds a Bachelor of Science degree in Chemical Engineering from Lehigh University and is a National Association of Corporate Directors Board Leadership Fellow.

Qualifications: The financial and strategic leadership experience reflected in Ms. Murtlow’s biography, her service as the former chief executive officer of a regulated electric utility company, service on the boards of other public companies, her participation on our Board and her experience in corporate social responsibility, support the Board’s conclusion that she should again be nominated as a director.

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Proposal 1 – Election of Directors

Sudhanshu Priyadarshi Age: 46 Director since: November 2022

Sudhanshu Priyadarshi is Chief Financial Officer of Keurig Dr Pepper (KDP), where he leads the Finance and Information Technology organizations. He has served in this role since November, 2022. Mr. Priyadarshi has over two decades of global leadership experience in the technology, logistics, retail, consumer packaged goods, and pharmaceutical industries. Prior to Keurig Dr Pepper, Mr. Priyadarshi was the CFO of Vista Outdoor Inc., a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets, from April 2020 to October 2022. He had previously been CFO of Flexport, a digital freight forwarder, from 2018 to 2019, where he led all financial operations, Global Real Estate and Insurance P&L for the company. Mr. Priyadarshi joined Flexport from Walmart, where he was Vice President of Finance for Walmart U.S. eCommerce from 2017 to 2018, driving all retail finance operations for Walmart.com, Hayneedle.com, Shoes.com, Moosejaw.com, Store No 8 (technology startup incubator) and Walmart’s partnership with Google. Prior to this role, he was the Vice President, Finance & Strategy at Walmart U.S. from 2016 to 2017 and was responsible for leading finance for Walmart’s general merchandise and soft line business unit, a $100B division. He joined Walmart from Cipla, a $10 billion market cap publicly traded top 10 global generic pharmaceutical company, where he was the Global Chief Operating Officer, and previously Group Head, Corporate Strategy and Development. Mr. Priyadarshi worked for PepsiCo from 1999 to 2013 growing through the ranks in various management and leadership roles in Finance, Strategy and Operations. In his last role at PepsiCo, he served as CFO of Global R&D and Global Nutrition Platforms, a $10B nutritious food and beverage business. Mr. Priyadarshi is a graduate of Physics from India and has an MBA in Finance from University of Technology, Sydney.

Qualifications: The finance, logistics, and technology expertise reflected in Mr. Priyadarshi’s biography support the Board’s conclusion that he should be nominated as a director. Mr. Priyadarshi was originally recommended as a director nominee by a third-party search firm.

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Proposal 1 – Election of Directors

Scott K. Sorensen Age: 61 Director since: May 2005

Mr. Sorensen is currently the President and a member of the Board of Directors of Thatcher Company, Inc., a privately-held industrial chemical manufacturer. He has served in this role since January 2022. Mr. Sorensen also served as Chief Financial Officer of Thatcher Company, Inc. from January 2022 to July 2022. Previously, Mr. Sorensen served as Managing Director of Sorensen Capital, LLC from November 2019 until January 2022. From May 2018 through November 2019, Mr. Sorensen served as the President and Chief Operating Officer of Ivanti Software and member of its Board of Directors. Ivanti is a leading enterprise software provider of unified IT solutions for the security, endpoint management and service management requirements of customers. Prior to his role as President and Chief Operating Officer of Ivanti Software, Mr. Sorensen served as the President and Chief Executive Officer and was a member of the Board of Directors of Sorenson Holdings which is a leading provider of assistive communications products and services from 2016 – 2018. Mr. Sorensen also held the position of Chief Operating Officer from 2012 – 2016 and served as the Chief Financial Officer from 2007 – 2016. Previously, Mr. Sorensen served as the Chief Financial Officer of Headwaters Inc. from 2005 – 2007 which was a diversified energy and construction materials provider. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, a manufacturer and provider of products and services for the health care and funeral services industries, from 2001 – 2005. Mr. Sorensen also served in various financial leadership roles at Westinghouse Electric and worked in the operations and aerospace practices with McKinsey & Company.

Qualifications: Mr. Sorensen’s financial expertise and experience in corporate finance, combined with his experience in manufacturing, technology, strategy and mergers and acquisitions, as reflected in his biography, and his participation on our Board, support the Board’s conclusion that he should again be nominated as a director.

26	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Stuart A. Taylor II Age: 62 Director since: August 2019

Mr. Taylor is the Chief Executive Officer of The Taylor Group LLC, a private equity firm focused on creating and acquiring businesses. In this role, which he has held since 2001, Mr. Taylor oversees the firm’s sourcing and execution of investments and acquisition and disposition transactions. In addition, Mr. Taylor delivers deep financial and transactional expertise based on his Wall Street career along with significant experience as a director for publicly traded companies. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999-2001), and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996-1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993-1996), following a 10-year position in corporate finance at Morgan Stanley & Co.

Mr. Taylor was previously a member of the Board of Directors of Essendant Inc. formerly known as United Stationers Inc., a wholesale distributor of business products, from 2011 until its sale to Staples Inc. in January 2019. In addition, in October 2020, Mr. Taylor was appointed to the board of directors of Solenis LLC, a privately-held global producer of specialty chemicals for water-intensive industries, where he serves on the Compensation Committee. He also serves as a director for Hillenbrand Inc. and Ball Corporation. He is a graduate of Yale University and received an MBA from the Harvard Graduate School of Business.

Qualifications: Mr. Taylor’s in-depth knowledge of strategic M&A and corporate development, financial expertise and service on other public company boards, as reflected in his biography, support our Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Brent L. Yeagy Age: 52 Director since: October 2016

Mr. Yeagy serves as President and Chief Executive Officer of Wabash National Corporation, a position he has held since June 2018. Prior to his current role, Mr. Yeagy was President and Chief Operating Officer of Wabash from October 2016 to June 2018. Mr. Yeagy joined Wabash in 2003 and held a number of positions with increasing responsibility, including Vice President of Manufacturing, Vice President and General Manager of Commercial Trailer Products, and Senior Vice President – Group President, Commercial Trailer Products. Prior to Wabash, from 1999 to 2003, Mr. Yeagy held various positions within human resources, environmental engineering and safety management for Delco Remy International. Mr. Yeagy served in various plant engineering roles at Rexnord Corporation from December 1995 through 1999. He also served in the United States Navy from 1991 to 1994.

Mr. Yeagy holds a Bachelor of Science in Environmental Engineering Science and a Master of Science in Safety Engineering from Purdue University, and an MBA in Business Management from Anderson University. He has also attended executive programs at the University of Michigan’s Ross School of Business as well as Stanford’s Graduate School of Business. Mr. Yeagy is a graduate of the U.S. Navy’s Naval Nuclear Power Program and participated in the Navy’s Officer Candidate Program.

Qualifications: Mr. Yeagy’s more than 25 years of experience in executive leadership, beginning with his career in the United States Navy, and his strong background in managing many facets of operations in a manufacturing company, as reflected in his biography, and his role as our President and Chief Executive Officer, support the Board’s conclusion that he should again be nominated as a director.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the election of each of the director nominees listed above.

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Corporate Governance

Governance Guidelines & Code of Business Conduct & Ethics

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) which set forth a framework within which the Board oversees and governs the affairs of Wabash. The Guidelines cover, among other things, the composition and functions of the Board, director independence, director stock ownership, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

Our Board has also adopted a Code of Business Conduct and Ethics (which applies to all of our directors, officers, and employees) and an additional Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers (together, the “Codes”). The Codes cover, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of Company assets, and the reporting process for any illegal or unethical conduct. Any amendment to, or waiver from, a provision of the Codes for a director or executive officer will be promptly disclosed and posted on our website as required by law or the listing standards of the NYSE.

The Guidelines and the Codes are available on the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Board Structure and its Role in Risk Oversight

Director Independence

In February 2023, our Board of Directors undertook its annual review of director independence to determine the independence of our directors in accordance with NYSE listing standards and the Guidelines. As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting and all currently serving directors are independent of Wabash and its management within the meaning of the rules of NYSE, with the exception of Brent L. Yeagy, our President and Chief Executive Officer.

Independent Chairperson

The Board does not have a formal policy on whether the roles of Board Chairperson and Chief Executive Officer should be separate or combined. Rather, the Guidelines provide that the independent members of the Board may select the Chairperson of the Board and the Company’s Chief Executive Officer in the manner they consider in the best interests of the Company.

Currently, the Board believes that it is in the best interests of the Company for the Chairperson and Chief Executive Officer positions to be held by separate persons, given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairperson of the Board, among his other responsibilities, presides at the executive sessions of our independent and non-management directors (unless a lead independent director has been appointed) and facilitates communication between our independent directors and management. However, the Board reserves the right to combine the positions of the Chief Executive Officer and Chairperson, should it determine that such a change is appropriate for our Company in the future.

In the event that our Board’s Chairperson is not an independent director in accordance with NYSE listing standards and our Corporate Governance Guidelines, the independent directors shall appoint from among themselves a lead independent director. If appointed, such lead independent director shall preside at executive sessions. Our current Chairperson is an independent director and we have no lead independent director at this time.

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Corporate Governance

Director Refreshment

Our Guidelines require that once any Board member reaches the age of 72, the Nominating, Corporate Governance and Sustainability Committee must annually consider the member’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should request that such member continue to serve on, or retire from, the Board. As of the date of the 2023 Annual Meeting, none of the director nominees will have reached the age of 72.

Director Attendance

During 2022, our Board held 6 meetings. In 2022, all of the directors attended 75% or more of the total meetings of the Board and of the committees on which they serve that were held during the period that the director served on the Board. Our Board strongly encourages all of our directors to attend our Annual Meeting, and in 2022, all of our then serving directors attended the Annual Meeting.

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Corporate Governance

Board’s Role in Risk Oversight

Board of Directors

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing material risks potentially affecting the Company, while management is responsible for implementing processes and controls to mitigate the effects of identified risks on the Company and managing day-to-day risks. Management also provides the Board with regular reports regarding oversight of financial and systemic risks within the Company.

The risk oversight by each of the Board committees is detailed below. Each committee reports to the Board of Directors quarterly regarding the committee’s risk management considerations and actions.

Audit

Committee

•  Reviews audit and financial controls

•  Investigates any matters pertaining to the integrity of management, including conflicts of interest, compliance with our financial controls, and adherence to Company policies

•  Regularly meets with our General Counsel and members of management to discuss and assess potential enterprise risks, including potential cyber security risks and risk management related to information privacy

•  Regularly meets with our external auditors to discuss and assess potential risks

•  Reviews our risk management practices and risk-related policies (including the Codes)

•  Evaluates potential related person transactions

Nominating, Corporate Governance and Sustainability Committee

•  Reviews our Governance Guidelines and Code of Business Conduct and Ethics and recommends revisions as necessary

•  Evaluates director independence, board structure and committee membership

•  Oversees annual evaluation of the Board, Committees, Chairperson of the Board and CEO

•  Reviews the Corporate Responsibility Report and recommends revisions as appropriate

•  Oversees Board succession and professional development

•  Reviews risk oversight and management in assisting the Board in overseeing governance matters

Compensation

Committee

•  Monitors our executive compensation packages and our incentive compensation plans, which seek to encourage appropriate, and not excessive, risk-taking by our executives and other employees

Finance Committee • Assists the Board in its oversight of the Company’s capital structure, financing, investment and other financial matters of importance to the Company

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Corporate Governance

Committees of the Board

The Board has four standing committees: (1) the Nominating, Corporate Governance and Sustainability Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Finance Committee. Each committee maintains a charter, which can be accessed electronically from the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

The following table indicates each standing committee or committees on which our directors served as of December 31, 2022:

NAME	NOMINATING, CORPORATE GOVERNANCE AND SUSTAINABILITY COMMITTEE	COMPENSATION COMMITTEE	AUDIT COMMITTEE	FINANCE COMMITTEE

Therese M. Bassett	Member		Member	Member

John G. Boss		Chair		Member

Trent J. Broberg	Member			Member

Larry J. Magee	Member	Member

Ann D. Murtlow	Chair	Member

Sudhanshu Priyadarshi		Member	Member

Scott K. Sorensen		Member	Chair

Stuart A. Taylor II			Member	Chair

Brent L. Yeagy				Member

Nominating, Corporate Governance and Sustainability Committee

The Nominating, Corporate Governance and Sustainability Committee met 6 times during 2022. The Nominating, Corporate Governance and Sustainability Committee’s responsibilities include:

•

Assisting the Board by leading board member recruitment efforts, including identifying individuals or reviewing stockholder-nominated individuals qualified to become directors, recommending to the Board the director nominees for the next annual meeting of stockholders, and performing initial interviews of potential board member candidates;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	Leading the Board in its annual review of the Board’s performance;

•	Recommending to the Board director nominees for each Board committee;

•	Assisting the Board in oversight of governance matters, reviewing and assessing the effectiveness of Wabash’s environmental, social and governance (“ESG”) polices, goals and programs;

•	Overseeing implementation of ESG practices;

•	Regularly reviewing and providing updates to the Board regarding ESG compliance developments; and

•	Overseeing and advising the Board on ESG-related engagement efforts with key stakeholders.

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Corporate Governance

As part of the Nominating, Corporate Governance and Sustainability Committee’s annual review of the Board’s performance, and its process for recommending director nominees for the next annual meeting of stockholders (which is described in more detail below under “Nomination of Director Candidates,”) it regularly considers each member’s attendance and overall contributions to the Board, the diversity of the Board’s composition (including diversity of expertise, geography, age, gender, race, and ethnicity), and the willingness of a member to represent and serve the long-term interests of our stockholders.

Compensation Committee

The Compensation Committee met 6 times during 2022. The Compensation Committee’s responsibilities include:

•	Considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers;

•	Annually reviewing and recommending to the Board the forms and amounts of director compensation; and

•

Annually reviewing and approving the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations.

In 2022, as in past years, the Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”). The Compensation Committee requested that Meridian provide competitive market assessments regarding executive officer compensation, which were used by the Compensation Committee in determining the appropriate executive officer compensation levels for 2022 that are in line with the Company’s compensation plans, philosophies and goals. Meridian also provides market assessments regarding non-employee director compensation.

Additional information regarding the Compensation Committee’s process for determining executive officer compensation can be found below in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Methodology and Process.”

Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met 8 times during 2022. In addition to the Board’s determination that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE, the Board also determined that Messrs. Priyadarshi, Sorensen and Taylor are “audit committee financial experts” as defined by the rules of the SEC, and that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

•	Reviewing with the independent auditors the plans and results of auditing engagements;

•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

•	Overseeing special investigations, if any;

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Corporate Governance

•	Reviewing our financial statements and reports filed with the SEC;

•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with legal and regulatory standards applicable to us, as well as ethical business practices;

•	Overseeing the Company’s internal reporting system regarding compliance with federal, state and local laws;

•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and

•	Reviewing our significant accounting policies.

Cybersecurity is a critical part of risk management for the Company. The Audit Committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. Wabash implements protections and controls against cyber security threats, including threats of compromised credentials, phishing, exploitation of vulnerabilities and Botnet attacks. The Audit Committee also surveys data and factors that impact costs and incident response efforts. Through methods like artificial intelligence platforms with an array of technologies, an incident response team, extensive encryption, ongoing employee training and tests of the incident response plans, Wabash has established a strong foundation in cybersecurity efforts and will continue to evolve with additional technology-forward initiatives.

Finance Committee

The Finance Committee met 4 times during 2022. The Finance Committee’s responsibilities include evaluating and making recommendations to the Board with respect to:

•	Strategic transactions, including mergers, acquisitions, and divestitures, as well as joint ventures and other equity investments;

•

The Company’s capital structure, including potential issuances of debt and equity securities, credit agreements and material changes thereto, capital investment policy, leverage and liquidity levels, share repurchases, stock splits, and dividends;

•	Cash generation capability and cash forecasts;

•	The Company’s operational objectives and priorities for the deployment of capital to advance the corporate strategy;

•	The parameters of, and assumptions underlying, the Company’s annual operating plan, capital plan and long-term financial plan; and

•	The Company’s performance with respect to strategies, investments, and initiatives versus original projections.

Related Persons Transactions Policy

Our Board has adopted a written Related Persons Transactions Policy that sets forth our policy and procedures for review, approval and monitoring of transactions between the Company and “related persons.” Related persons include directors, nominees for director, executive officers, stockholders owning 5% or greater of our outstanding stock, and any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.

Pursuant to the policy, transactions involving amounts exceeding $120,000, in which a related person has a direct or indirect material interest, must be approved, rejected or referred to the Board by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to

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Corporate Governance

those that could be obtained by the Company in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law. When evaluating potential related person transactions, the Audit Committee considers all reasonably available facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Business Conduct and Ethics, and the best interests of our stockholders.

The Related Persons Transaction Policy provides that management, or the affected director or officer will bring any potentially relevant transaction to the attention of the Audit Committee. Additionally, each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions, and the directors and officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided. If a director is involved in the transaction, he or she will be recused from all discussions and decisions with regard to the transaction, to the extent practicable. The transaction must be approved in advance. All related person transactions will be disclosed to the full Board and will be included in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the NYSE. During 2022, there were no required disclosures arising from such relationships.

Nomination of Director Candidates

Qualifications of Director Candidates

To be considered by the Nominating, Corporate Governance and Sustainability Committee, a director nominee must meet the following minimum criteria:

•	Has the highest personal and professional integrity;

•	Has a record of exceptional ability and judgment;

•	Possesses expertise, skills, experience and knowledge useful to our oversight;

•	Is able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings; and

•	Has the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Company and its stockholders.

In reviewing these and other relevant criteria, the Board may consider the diversity of director candidates, including diversity of expertise, geography, gender, race, and ethnicity. We seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The goal in reviewing these characteristics and the professional skills and knowledge for individual director candidates is that they, when taken together with those of other Board members, will lead to a Board that is effective, collegial, and responsive to the needs of the Company and its stockholders.

Director Nomination Process

The Nominating, Corporate Governance and Sustainability Committee recommends to the Board nominees that best suit the Board’s needs at the time of the nomination. Nominees are selected by the committee with the assistance of, if desired by the committee, a retained search firm, after reviewing the candidates’ credentials, clearing potential conflicts, performing reference checks, and conducting interviews with the candidates to determine if they meet the qualifications described above.

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Corporate Governance

The Nominating, Corporate Governance and Sustainability Committee will consider stockholder recommendations for director nominees sent to the Nominating, Corporate Governance and Sustainability Committee, Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;

•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

•	A description of all arrangements or understandings between the stockholder and the recommended nominee;

•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

•	The consent of the recommended nominee to serve as a director if so elected; and

•	All other required information set forth in our Bylaws.

Stockholders’ nominees that comply with the procedures for submitting a stockholder nomination will receive the same consideration as other candidates identified by or to the Nominating, Corporate Governance and Sustainability Committee. The procedures for submitting a stockholder nomination are set forth below under the heading “General Information – Stockholder Proposals and Nominations.” Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating, Corporate Governance and Sustainability Committee for review.

Director Compensation

The Compensation Committee makes recommendations to the full Board regarding non-employee director compensation. Meridian reviewed our director compensation with the Compensation Committee during 2023. As a result of such review, at the February 2023 Board meeting and based upon the recommendation of our Compensation Committee, the Board decided to maintain the annual retainers for non-employee directors’ service on the Board at the following levels:

ANNUAL RETAINERS (1)	AMOUNT
Board	$210,000 (2)
Member:
Audit Committee	$ 10,000
Compensation Committee	$ 8,000
Nominating, Corporate Governance and Sustainability Committee	$ 8,000
Finance Committee	$ 8,000
Chairperson of the Board	$ 90,000
Audit Committee Chair	$ 20,000
Compensation Committee Chair	$ 15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$ 15,000
Finance Committee Chair	$ 15,000

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are granted as a single award following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $130,000. Restricted stock units vest in full on the first anniversary of the grant date.

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Corporate Governance

Meridian reviewed our director compensation with the Compensation Committee during 2022. As a result of such review, at the February 2022 Board meeting and based upon the recommendation of our Compensation Committee, the Board decided to maintain the annual retainers for non-employee directors’ service on the Board at the following levels:

ANNUAL RETAINERS (1)	AMOUNT
Board	$205,000	(2)
Member:
Audit Committee	$ 10,000
Compensation Committee	$ 8,000
Nominating, Corporate Governance and Sustainability Committee	$ 8,000
Finance Committee	$ 8,000
Chairperson of the Board	$ 75,000
Audit Committee Chair	$ 20,000
Compensation Committee Chair	$ 15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$ 10,000
Finance Committee Chair	$ 15,000

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are granted as a single award following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $125,000. Restricted stock units vest in full on the first anniversary of the grant date.

The following table summarizes the compensation paid to our directors during 2022, other than Mr. Yeagy, whose compensation is discussed below under Executive Compensation.

Director Compensation for the Year Ended December 31, 2022
NAME	(1) FEES EARNED OR PAID IN CASH ($)	(2) STOCK AWARDS ($)	(3) ALL OTHER COMPENSATION ($)	TOTAL ($)
Larry J. Magee	$171,000	$125,003	$6,840	$302,843
Therese M. Bassett	$102,401	$125,003	$—	$227,404
John G. Boss	$100,503	$125,003	$4,020	$229,526
Trent J. Broberg	$27,130	$72,915	$—	$100,046
John E. Kunz(4)	$39,088	$—	$1,564	$40,652
Ann D. Murtlow	$98,000	$125,003	$—	$223,003
Sudhanshu Priyadarshi	$11,717	$52,122	$—	$63,839
Scott K. Sorensen	$106,920	$125,003	$4,277	$236,200
Stuart A. Taylor II	$105,000	$125,003	$—	$230,003

(1)

Consists of cash fees earned in 2022 for annual retainers. This column includes any amounts a director elects to defer pursuant to the Non-Qualified Deferred Compensation Plan. The terms of this plan are discussed below.

(2)

For Mr. Boss, Mr. Magee, Ms. Murtlow, Mr. Sorensen, and Mr. Taylor, consists of a grant of 8,993 restricted stock units on May 11, 2022, which vest on May 11, 2023. For Mr. Broberg consists of a grant of 4,543 restricted stock units on November 18, 2022 which vest on November 18, 2023. For Mr. Priyadarshi consists of a grant of 2,021 restricted units on November 18, 2022 which vest on November 18, 2023. As of December 31, 2022, Mr. Boss, Mr. Magee, Ms. Murtlow, Mr. Sorensen, and Mr. Taylor held 8,993 unvested restricted stock units, Mr. Broberg held 4,543 unvested restricted stock units and Mr. Priyadarshi held 2,021 unvested restricted stock units.

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Corporate Governance

(3)

Consists of the Company’s match pursuant to our Non-Qualified Deferred Compensation Plan. The Company fully matches the first 3% of earnings deferred by a participant under the Non-Qualified Deferred Compensation Plan.

(4)	Mr. Kunz’s service as a director expired on May 11, 2022.

Non-employee Director Stock Ownership Guidelines

The Board believes that it is important for each director to have a financial stake in the Company because it aligns the director’s interests with those of the Company’s stockholders. To meet this objective, the Board has established stock ownership guidelines, which require each non-employee director to hold 50% of all Company shares received from annual retainers (the “Director Holding Requirement”) until the non-employee director achieves a target ownership level equal to five (5) times the cash portion of the non-employee director’s Annual Board Retainer (provided, however, that the Director Holding Requirement shall never prohibit a director from withholding, selling, or tendering enough shares from an equity award to satisfy all applicable withholding taxes on such award). Once a non-employee director has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Director Holding Requirement, unless and until his/her ownership level falls below the target.

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the non-employee director and vested and unvested restricted stock and restricted stock units, including those deferred under the non-qualified deferred compensation plan.

Non-employee directors are required to comply with the Director Holding Requirement immediately upon their appointment as a director and are required to meet their target ownership level within five years of becoming a director. As of December 31, 2022, all non-employee directors had either met their target ownership level or had more time to do so, and all directors who had not yet met their target ownership level were in compliance with the Director Holding Requirement.

Non-Qualified Deferred Compensation Plan

Directors may defer their cash retainer and their restricted stock unit awards under the Company’s non-qualified deferred compensation plan. The Company matches dollar-for-dollar the first 3% of cash retainers that a director defers into the plan and one-half of the next 2% the director contributes to the plan. The Company does not make matching contributions with respect to any deferred restricted stock unit awards. Deferrals of cash retainers may be invested into one or more investment funds available under the plan from time to time, and directors can elect to have the funds paid out in a lump sum or up to 10 annual installments following termination from the Board, as well as limited in-service distributions. Deferrals of restricted stock units are deemed invested in shares of the Company’s common stock and are paid out in shares at the time the director terminates from the Board. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

Other

The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director an allowance of $10,000 (every two years) to reimburse costs associated with attending continuing education courses related to Board of Directors service.

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Compensation Discussion and Analysis

Compensation Highlights

Our compensation program is designed to motivate our executives and other salaried employees to execute our business strategies and strive for higher Company performance, while maintaining our core values, as described in our Proxy Statement Summary. Although Wabash’s compensation program applies to most salaried employees, the following compensation discussion and analysis (“CD&A”) focuses on our compensation program and policies’ applicability to our Named Executive Officers, whom we refer to as NEOs. Our NEOs for 2022 are as follows:

Brent L. Yeagy President and Chief Executive Officer

Michael N. Pettit Senior Vice President and Chief Financial Officer	Dustin T. Smith Senior Vice President, Chief Strategy Officer

Kevin J. Page Senior Vice President, Chief Commercial Officer	M. Kristin Glazner Senior Vice President and General Counsel, Corporate Secretary, and Chief Human Resources Officer

Compensation Best Practices

Highlighted below are certain executive compensation governance practices (that we employ and avoid) that support the needs of our business, drive performance and align with our stockholders’ long-term interests. These practices include:

PRACTICES WE EMPLOY

✔	Pay for Performance

✔	Market Competitive Executive Severance/Change in Control Policy

✔	Annual Review of our Peer Group

✔	Engage Independent Compensation Consulting Firm

✔	Annual NEO Performance and Pay Review

✔	Rigorous Stock Ownership Requirements for Executives and Non-Employee Directors

✔	Incentive Compensation Designed to Discourage Excessive Risk-Taking

PRACTICES WE AVOID

×	Pledging, Hedging, and Short Sales of Our Stock

×	Repricing Underwater Stock Options or Stock Appreciation Rights Without Stockholder Approval

×	Employment Contracts

×	Executive Pension Plans

×	Substantial Perquisites

×	Having Non-Independent Directors on the Compensation Committee

×	Single Trigger Change in Control Benefits

WABASH NATIONAL CORPORATION	2023 Proxy Statement	39

Compensation Discussion and Analysis

Summary of Compensation Elements

Each component of Wabash’s compensation program is summarized in the table below. A more detailed discussion of each element can be found below under the heading “Compensation Program Elements.”

COMPONENT	DESCRIPTION	WHERE REPORTED IN THE EXECUTIVE COMPENSATION TABLES

Base Salary	• Fixed cash compensation. • Takes into consideration executive’s level of responsibility, experience, knowledge and performance, internal equity considerations, and a competitive market assessment.	• Summary Compensation Table – “Salary” column

Short-Term Incentive Award

•  Variable short-term incentive paid in cash based on annual performance against Company-wide financial goals.

•  Purpose is to promote the achievement of short-term financial goals aligned with fiscal year operational objectives and stockholder interests.

• Summary Compensation Table – “Non-Equity Incentive Plan Compensation” column • Grants of Plan-Based Awards Table – “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column

Long-Term Incentive Award

•  Variable compensation delivered through a combination of Performance Stock Units and Restricted Stock Units.

•  Objectives are to create alignment with stockholder interests and promote achievement of longer-term financial and strategic objectives, reward executives for long-term growth and performance of the Company and encourage executive retention.

•  Summary Compensation Table – “Stock Awards” column

•  Grants of Plan-Based Awards Table – “Estimated Possible Payouts Under Equity Incentive Plan Awards” column

•  Outstanding Equity Awards at Fiscal Year-End table

•  Option Exercises and Stock Vested Table

Perquisites	• We provide limited perquisites to help us remain competitive with the market.	• Summary Compensation Table – “All Other Compensation” column

Retirement and Deferred Compensation Benefits

•  The NEOs participate in our 401(k) plan, which includes a Company match, on the same terms as all other salaried employees.

•  A select group of employees, including the NEOs, can elect to defer their base salary and/or their annual cash bonus under our non- qualified deferred compensation plan. We partially match employee contributions when the performance of the Company allows.

• Summary Compensation Table – “All Other Compensation” column • Non-Qualified Deferred Compensation Table

Potential Payments Upon Change in Control and Certain Terminations of Employment

•  Encourages executives to operate in the best interests of stockholders both before and after a Change in Control event.

•  Provides market competitive benefits in the event of certain terminations of employment.

• Potential Payments on Termination or Change in Control Payment and Benefits Estimate Table

Our 2022 Say-on-Pay Vote

The Compensation Committee carefully considered the results of the Company’s “Say-on-Pay Vote” taken by stockholders at its 2022 Annual Meeting, and the Committee plans to continue to carefully consider the results of this vote each year. At the 2022 Annual Meeting, over 98% of the stockholder votes cast on the proposal were cast in favor of the resolution stating that the stockholders “approve the compensation of Wabash’s executive officers.” The Compensation Committee believes that the level of support indicated by this vote reflects favorably on the Company’s executive compensation program, which emphasizes “pay for performance,” even in the highly cyclical industry in which Wabash operates.

40	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

Compensation Objectives and Philosophy

The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, we:

•

Target NEO total compensation package competitive with peers – We regularly compare our NEOs’ total compensation levels, as well as the elements of our NEO pay, with companies of a similar industry, size and complexity;

•

Deliver a meaningful proportion of NEO compensation in share-based incentives – In 2022, approximately 65% of Mr. Yeagy’s total direct compensation (i.e., base salary, target short-term incentive and target long-term incentive), and on average 49% of the other NEOs’ total direct compensation, was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value;

•

Encourage NEOs to be long-term stockholders – In addition to delivering a significant portion of each of our NEO’s compensation in share-based compensation, we also require that each of our NEOs hold shares of our stock equal to a multiple of his or her base salary; and

•

Weight a significant portion of NEO compensation toward variable and performance-based pay elements – In 2022, approximately 82% of Mr. Yeagy’s total direct compensation, and on average 70% of the other NEOs’ total direct compensation, was targeted to be delivered in variable short-term (annual) or long-term incentive compensation.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	41

Compensation Discussion and Analysis

Compensation Methodology and Process

The Compensation Committee, consisting of only independent members of the Board, is responsible for considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers. In connection with that work, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations. In addition, the Compensation Committee annually reviews and recommends to the Board the forms and amounts of director compensation.

To assist it in setting executive compensation for 2022, the Compensation Committee engaged Meridian, an independent compensation consultant, to help ensure that our compensation packages remain competitive with the market. Additional details about Meridian’s role are discussed below under the heading “The Role of the Independent Compensation Consultant.” In addition to reviewing the market data provided by Meridian, the Compensation Committee also considered the following factors when making compensation decisions for each of our NEOs in 2022:

•

The CEO’s evaluation of each of the other NEOs’ performance, as well as his recommendations for changes to the NEOs’ base salaries (if any) and annual and long-term incentive plan target award levels. Note that the Compensation Committee has the discretion to accept, reject or modify any of the CEO’s recommendations, and the NEOs are not present during these discussions;

•	Our Directors’ annual evaluation of the CEO’s performance, as obtained by the Nominating, Corporate Governance and Sustainability Committee, and delivered by the Compensation Committee;

•	The executive’s level of responsibility, experience, knowledge and performance during the prior year;

•	Internal pay equity;

•	The expected cost of the incentive plans to the Company and the present and future availability of shares under our equity plans; and

•	The results of our annual non-binding “say-on-pay” proposal, as discussed above under the heading “Our 2022 Say-On-Pay Vote.”

The Role of Independent Compensation Consultant

As noted above, for 2022, the Compensation Committee retained Meridian to provide compensation market data and generally review and advise the Committee regarding our compensation programs, policies and disclosures.

Specifically, Meridian’s engagement encompasses advisory services such as annual review of executive compensation philosophy, a competitive assessment of executive compensation levels and “pay-for-performance” linkage, executive cash and equity incentive program design, competitive assessment of non-employee director compensation, and other ad hoc support. Meridian works at the direction of, and reports directly to, the Compensation Committee. Meridian does not provide any other services to Wabash.

The Compensation Committee has evaluated Meridian as a compensation consultant, taking into consideration all relevant factors required under NYSE listing standards, and has determined, based on its analysis in light of all relevant factors, that the work of Meridian has not created any conflicts of interest, and that Meridian is independent pursuant to the independence standards set forth in the NYSE listing standards promulgated pursuant to Section 10C of the Exchange Act.

42	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

Peer Group Analysis and Market Compensation Data

As referenced above, Meridian provides the Compensation Committee with market compensation data to help the Compensation Committee assess the competitiveness of total compensation for each NEO. However, the Committee does not use this data to specifically target a certain percentage or level of compensation for the NEOs compared to our peer groups. Rather, the Committee considers competitive peer group data as one significant factor in setting pay levels.

Meridian provides the Compensation Committee with market data from the following two sources: (i) published proxies of companies specifically selected as proxy peer companies (the “Proxy Peer Group”), and (ii) the proprietary Equilar database. In setting 2022 compensation, the Committee utilized data from the Proxy Peer Group as the primary data source to assess the competitive positioning for the CEO and CFO’s target compensation. Given the limited data available from proxies for other positions, the Committee utilized information from the Equilar database as the primary data source to assess market competitiveness of the other NEOs’ compensation. Data from the Equilar database was considered a secondary data source for the CEO and CFO positions.

The companies in the Proxy Peer Group and the Equilar Database are similar to Wabash in revenue, complexity, and market capitalization, as shown in the table below:

	REVENUE*	MARKET CAPITALIZATION**

Proxy Peer Group

Range	$817 million – $3.705 billion	$329 million – $16.435 billion

Median	$2.116 billion	$2.505 billion

Equilar Survey Group

Range	$718 million – $3.875 billion	$670 million – $16.435 billion

Median	$1.951 billion	$3.241 billion

Wabash National Corporation	$1.803 billion	$646 million

*	Revenues reflect those from the most recent four quarters reported as of September 30, 2021.

**	As of September 30, 2021.

With the help of Meridian, the Committee reviews annually the Proxy Peer Group to confirm that it continues to be an appropriate comparator group and makes adjustments as it deems appropriate. The companies that make up the Proxy Peer Group for 2022 are:

2022 PROXY PEER GROUP

A.O. Smith Corporation	EnPro Industries, Inc.	Meritor, Inc.

Allison Transmission Holdings, Inc.	Federal Signal Corporation	Modine Manufacturing Company

Barnes Group	Greenbrier Companies, Inc.	Nordson Corp.

Chart Industries, Inc.	Harsco Corporation	The Shyft Group, Inc.

Commercial Vehicle Group, Inc.	IDEX Corporation	Titan International, Inc.

Cooper-Standard Holdings Inc.	ITT, Inc.	Trinity Industries, Inc.

Donaldson Company, Inc.	LCI Industries	Woodward, Inc.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	43

Compensation Discussion and Analysis

Compensation Program Elements

The following information describes, in detail, each element of our executive compensation program for 2022, including a discussion of performance metrics and compensation levels. It is intended that this information be read in conjunction with the information provided in the tables that follow this CD&A.

Base Salary

Base salaries are intended to provide a stable source of compensation for each of our NEOs. In determining salary levels for each of our NEOs, the Committee takes into consideration a competitive market assessment provided to it by Meridian, the NEO’s individual performance, level of responsibility, experience and knowledge, as well as each NEO’s current salary as compared to the other NEOs and officers of the Company. The following table shows the changes that the Committee made to the NEOs’ 2022 base salaries compared to their base salaries in effect at the end of 2021. All base salary increases were effective as of March 6, 2022.

NAME	2022 ANNUAL BASE SALARY	% INCREASE FROM 2021

Mr. Yeagy	$985,000	3.7%

Mr. Pettit	$490,000	15.3%

Mr. Smith	$500,000	14.9%

Mr. Page	$440,000	12.8%

Ms. Glazner	$440,000	10.0%

As shown in the table above, the Committee approved increases for each of the NEOs, in each case in recognition of the NEO’s performance during the preceding year and to better align the NEO’s base salary with the competitive market data.

Short-Term Incentive Plan

Our short-term incentive plan, or MIP Plan, is designed to reward participants (which include each of the NEOs as well as other key executives and employees) with a cash bonus for meeting or exceeding financial and other performance goals during a calendar year. At the beginning of each year, we establish a target MIP rate for each participant, which is equal to the percentage of the participant’s base salary that he or she will receive as a cash bonus if the MIP goals are achieved at target. However, the actual bonus received may be higher or lower, depending on our financial performance against pre-established performance metrics, which are described in more detail below. We also have the ability, in our discretion, to decrease (or completely eliminate) a participant’s MIP bonus if he or she fails to meet his or her personal performance criteria reviewed during the Company’s employee performance review process.

MIP Target Rates

After review and consideration of peer group data and discussion with Meridian, the Committee approves target MIP rates for each of our NEOs, expressed as a percentage of base salary. The 2022 target MIP rates for each NEO were as follows:

2022 TARGET MIP RATE

Mr. Yeagy	100%

Mr. Pettit	75%

Mr. Smith	70%

Mr. Page	70%

Ms. Glazner	70%

44	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

We increased Mr. Pettit’s target MIP rate from 70% of base salary to 75% in 2022 to more closely align his MIP opportunity with competitive market data.

Performance Metrics and Results for the 2022 MIP Plan

Payouts under our 2022 MIP Plan were based 70% on Operating Income and 30% on Net Working Capital as a Percentage of Sales (“NWC”), with a +/-15% modifier based on achievement of environmental, human capital management, community and safety measures. The Committee chose to continue to use Operating Income because it believes it is an important indicator of profitability, future growth and stock performance. The Committee chose to continue to use NWC because operational efficiency and cash flow drives NWC performance, making NWC well suited as an annual performance metric since those are items that management can impact over a shorter time-horizon. In addition, the Committee chose to incorporate a modifier that can adjust the MIP upwards or downwards by up to 15% based on our achievement of environmental, human capital management, community and safety measures to focus participants on our goals in these areas. We defined Operating Income and NWC under the MIP as follows:

•	Operating Income means income from operations as reported in our financial statements.

•

Net Working Capital as a Percentage of Sales equals the quotient of (a) total accounts receivable plus inventory minus accounts payable minus customer deposits, divided by (b) net sales, as reported in our financial statements.

The levels of achievement of Operating Income and NWC for 2022 under the MIP were determined after adjusting results to exclude any cumulative effects of: changes in GAAP during the year; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $20 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01. In addition, Operating Income was adjusted to exclude the cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the year and expenses associated with judgments or the settlement of any claims during the year that exceeded $3 million.

Both the Operating Income and the NWC performance metrics under the MIP may be achieved at a threshold, target or maximum level. The threshold, target and maximum goals were based on various outcomes considered by the Compensation Committee, with the target amounts reflecting the Company’s operating budget approved by the Board.

Because annual targets for performance goals are set at levels based on our expected financial performance for the year, the Committee believes that paying at 200% of a performance metric’s target for superior performance (set at 125% of the Operating Income target goal and 85% of the NWC target goal under the Board-approved operating budget) provides appropriate incentive to achieve outcomes clearly exceeding target expectations. However, by capping the potential payout at 200% for such superior performance, the Committee believes this reduces the risk that executives might be motivated to pursue excessively high short-term goals to maximize short-term payouts, at the expense of the long-term performance of the Company.

The Committee further believes that threshold amounts, which are set at 75% of the Operating Income target goal and 115% of the NWC target goal under the Board-approved operating budget, represent sufficient performance to warrant incentive compensation, and that a potential payout equal to 35% of target is appropriate for such an achievement level. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Actual MIP payouts are interpolated for performance between threshold and target or target and maximum.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	45

Compensation Discussion and Analysis

The chart below details the goals necessary for the NEOs to achieve MIP payout in 2022:

	THRESHOLD (35%)	TARGET (100%)	MAXIMUM (200%)	ACTUAL	% ACHIEVED
Corporate Operating Income (“OI”) 70% of MIP Award	$115.5 million	$154 million	$192.5 million	$166.6 million	132.83%
Net Working Capital as a Percentage of Sales (“NWC”) 30% of MIP Award	11.5%	10.0%	8.5% or less	10.0%	100.0%

Based on the results shown above, the NEOs each received an MIP payout for 2022 equal to 122.96% of target.

Long-Term Incentive Plan

Our long-term incentive plan, or LTI Plan, is designed to reward our executives, including the NEOs, for increasing stockholder value. It is also intended to be used as an attraction and retention tool in recruiting and promoting executive talent.

Consistent with past practice, the Compensation Committee made annual LTI grants to the NEOs in February 2022 after the release of 2021 year-end financial results in connection with a regularly scheduled meeting of the Compensation Committee. For 2022, the Compensation Committee granted a mix of Performance Share Units (PSUs) and Restricted Stock Units (RSUs) to each of the NEOs. As in 2021, the Compensation Committee decided to split each NEO’s target LTIP award value for 2022 equally between RSUs and PSUs. The allocation reflects the Company’s continued focus on executive retention given the current labor market and the challenges of setting multiple-year financial performance goals due to ongoing economic uncertainties. The Committee believes this mix is also appropriate to emphasize its goals of encouraging stock ownership in Wabash, focusing NEOs on long-term growth in stockholder value and setting compensation that is reflective of market practice.

Determining LTI Award Values

In February 2022, the Compensation Committee established the target LTI grant value for each NEO, based on the following factors: level of responsibility, individual performance, peer group data, and the number of shares available under the 2017 Omnibus Incentive Plan. The LTI target grant value that the Compensation Committee established for each of the NEOs in February 2022 was as follows:

2022 LTI TARGET GRANT VALUE
Mr. Yeagy	$3,700,000
Mr. Pettit	$900,000
Mr. Smith	$900,000
Mr. Page	$700,000
Ms. Glazner	$700,000

46	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

Summary of Terms of PSUs and RSUs

The general terms for the PSUs and RSUs awarded to the NEOs in 2022 are listed below:

	PSUs	RSUs

Performance Metrics	• Relative Total Stockholder Return (“RTSR”) • Return on Invested Capital (“ROIC”)	None

Performance Period	• Three years (2022-2024) for RTSR • Three years (2022-2024) for ROIC	None

Vesting Period	Earned awards, if any, vest in full on third anniversary of the grant date	Award vests in full on third anniversary of the grant date

Forfeiture/Settlement	Earned only upon achievement of at least threshold performance level, and paid out in Wabash Common Stock upon vesting	Forfeitable until vesting date, at which time they are settled in Wabash Common Stock

Performance Share Unit Performance Metrics

The Committee decided to use the same performance metrics and weighting for the 2022 PSUs as those used in the 2021 PSUs, as summarized in the table below:

PSUS GRANTED IN 2021 AND 2022
METRIC	WEIGHTING

Relative Total Stockholder Return (“RTSR”)	75%

Return on Invested Capital (“ROIC”)	25%

The Committee continued to weight RTSR at 75% because, among other things, it emphasizes the Company’s focus on long-term stockholder value creation, and to use ROIC to balance the earnings measure in our MIP with a balance sheet measure.

RTSR and ROIC are each measured independently of the other in calculating whether LTI Plan participants will earn the PSUs attributable to such metric. However, if the price of our common stock increases by more than a multiple of four between the grant date of the award and the settlement date, then the total number of shares issued in settlement of the PSUs will be reduced by taking the number of shares that would otherwise be issued absent any limitation and multiplying it by a fraction, the numerator of which is four times the fair market value of a share on the date of grant of the PSUs, and the denominator of which is the fair market value of a share on the date immediately before settlement of the award.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	47

Compensation Discussion and Analysis

Relative Total Stockholder Return

RTSR measures our total stockholder return against the total stockholder return of our peers. For the 2022 grants, RTSR will be measured relative to a group of similarly cyclical companies over a three-year period, as the Committee believes this is the fairest way to track and reward Company performance with regard to stockholder return in a highly-cyclical industry. RTSR performance will be measured in relation to the following “Cyclical Peer Group”:

Blue Bird Corporation	LCI Industries	REV Group, Inc.
Commercial Vehicle Group	The Manitowoc Company, Inc.	The Shyft Group, Inc.
Douglas Dynamics, Inc.	Meritor, Inc.	Terex Corporation
EnPro Industries, Inc.	Modine Manufacturing Co.	The Timken Co.
Federal Signal Corp.	Oshkosh Corp.	Trinity Industries, Inc.
Flowserve Corporation	PACCAR Inc.	Winnebago Industries, Inc.
The Greenbrier Companies, Inc.

The Cyclical Peer Group companies were approved by the Committee following a review of Meridian’s analysis, which includes assessment of industry relevance, operational and financial similarity, historical stock price correlation and stock price volatility among these companies as compared to that of Wabash. In the event any Cyclical Peer Group company ceases to be an independent, publicly traded company, or enters into a definitive agreement to be acquired by a non-publicly traded company during the performance period, then such company will be removed from the Cyclical Peer Group. A Cyclical Peer Group company that files for bankruptcy at any time during the performance period will remain in the Cyclical Peer Group but and will be deemed to have a total stockholder return of -100%.

The Company must achieve an RTSR that puts it at the 25th percentile or above within the Cyclical Peer Group by the end of the three-year performance period for the NEOs to earn at least 50% of the PSUs tied to the RTSR metric. The chart below details the potential RTSR award rates for various percentile ranking. Performance that is between the performance levels set forth below will be interpolated.

Wabash Ranking Against Cyclical Peer Group	% of PSUs Earned
80th or Greater Percentile	200% (Maximum)
50th Percentile	100% (Target)
25th Percentile	50% (Threshold)

Return on Invested Capital

Return on Invested Capital for purposes of the 2022 PSUs will be measured as the three-year average of the trailing 36-month net operating profit after tax on December 31, 2024 divided by the average of month-end invested capital for each month beginning December 31, 2021 and ending December 31, 2024, but adjusted to exclude: any cumulative effects of changes in GAAP during the performance period; cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the performance period; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $30 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; expenses associated with judgments or the settlement of any claims during the performance period that exceed $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01.

48	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

The chart below shows the level of ROIC performance that is necessary for the NEOs to earn the PSUs tied to such metric:

ROIC	% OF PSUs EARNED
16%	200% (Maximum)
14%	100% (Target)
12%	50% (Threshold)

Results below the threshold level will result in no portion of the ROIC PSUs being earned. If performance results are between the threshold and target, or target and maximum, performance levels set forth above, then the percent of PSUs earned will be interpolated.

Payout of PSUs for 2020 to 2022 Performance Cycle

The PSUs granted during 2020 were subject to a three-year performance period established by the Compensation Committee in the Company’s 2020 LTI Plan, which ended on December 31, 2022. Under the Company’s 2020 LTI Plan as in effect during 2020, the Committee established three performance metrics — RTSR, Cumulative Operating EBITDA, and Net Working Capital, weighted at 50%, 30% and 20%, respectively — for measurement over the three-year period.

These metrics were independent of the others in calculating whether LTI Plan participants would earn the PSUs tied to such metric. The chart below details the performance goals and achievement levels of the goals for the PSUs issued under the 2020 LTI Plan:

METRIC	WEIGHT	ACTUAL RESULTS	PERFORMANCE LEVEL ACHIEVED	% PSUs TIED TO METRIC EARNED
RTSR	50%	4th Within Peer Group	Maximum	200%
Cumulative Operating EBITDA	30%	$415 million	Below Threshold of $540 million	0%
Net Working Capital as a % of Revenue	20%	11.3%	Exceed Threshold of 12.5% but Below Target of 10%	74%

As a result, each NEO earned 115% of the total targeted number of PSUs granted to them in February 2020. Each earned PSU vested on February 19, 2023 for the NEOs still employed by us on such date, which was three years from the original date of grant. Upon vesting, each NEO received one share of the Company’s Common Stock for each fully vested PSU.

Perquisites

We offer our NEOs various perquisites that the Committee believes, based on its annual compensation review, are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation, and, for 2022, included only executive physicals, a gross up on such benefit and the cost of attendance at two sporting events. For more information on these perquisites and to whom they are provided, see footnote 3 to the Summary Compensation Table. In addition to the items reported in the Summary Compensation Table, NEOs, as well as other

WABASH NATIONAL CORPORATION	2023 Proxy Statement	49

Compensation Discussion and Analysis

Company employees, are provided access to seats at a local sporting venue for personal use when not occupied for business purposes, in each case at no incremental cost to the Company.

Retirement and Deferred Compensation Benefits

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is applicable to our NEOs. The purpose of the plan is to clearly define benefits that are to be provided to qualified employees who retire from the workforce after service to the Company. Additional information regarding this Plan, including definitions of key terms and a quantification of retirement benefits, is set forth below in the section entitled Potential Payments on Termination or Change in Control.

Tax-qualified Defined Contribution Plan

We maintain a tax-qualified defined contribution plan in the form of a traditional 401(k) plan with a Roth 401(k) option, either of which is available to a majority of the Company’s employees, including the NEOs. When the Company’s financial performance allows, the Company matches dollar-for-dollar the first 3% of compensation an employee places into these plans, and matches one-half of the next 2% contributed by the employee to the plan, up to federal limits. Any annual Company matches are reported under the “All Other Compensation” column, and related footnote 3 of the Summary Compensation Table.

Deferred Compensation Benefits

We maintain a non-qualified deferred compensation plan that allows eligible highly-compensated employees, including the NEOs, to voluntarily elect to defer receipt of all or a part of their cash compensation (base salary and MIP Plan payouts). The Company matches dollar-for-dollar the first 3% of compensation an employee places into the non-qualified deferred compensation plan, and matches one-half of the next 2% the employee contributes to the plan, up to a maximum of 5% of the participant’s deferred earnings. Any annual Company matches are reported under the “All Other Compensation” column and related footnote 3 of the Summary Compensation Table.

Participants may elect to invest amounts deferred under this program into one or more investment funds available under the plan from time to time. We do not guarantee earnings on any investments or otherwise pay any above market earnings on participants’ accounts. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, as well as limited in-service distributions. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

We make the non-qualified deferred compensation plan available to our highly-compensated employees as a means to attract, retain, and motivate employees by providing an additional method to save for retirement and a mechanism to defer taxation on a portion of compensation. Similar deferred benefits are commonly offered by companies with whom we compete for talent.

For additional information, see the Non-Qualified Deferred Compensation Table below.

Severance and Change in Control Benefits

Executive Severance Plan

We maintain the Wabash National Corporation Executive Severance Plan (the “ESP”), which provides severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in the ESP, including all of the NEOs. The ESP is not intended to duplicate any benefits that may be provided under other Company compensation plans or arrangements, but rather to provide benefits to certain executives who agree to execute a release, non-compete, and non-solicitation agreement with the Company upon non-cause based terminations.

50	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

For additional information regarding the ESP, including definitions of key terms and benefits, see the section below entitled Potential Payments on Termination or Change in Control.

Change in Control Plan

We have adopted a Change in Control Plan applicable to NEOs as well as other executives of the Company who are specifically designated by our Board of Directors. We determined that this plan was appropriate based on the prevalence of similar plans within the market, as well as the dynamic nature of the business environment in which we operate. We also believe the Change in Control Plan is an appropriate tool to motivate executive officers to exhibit the proper behavior when considering potential business opportunities because defining compensation and benefits payable under various merger and acquisition scenarios enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. Furthermore, the Change in Control Plan encourages continuity of the leadership team through the completion of the change in control because the plan does not provide any benefits as the result of an NEO’s voluntary termination of employment.

Additional information regarding the Change in Control Plan, including definitions of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2022, is set forth below in the Potential Payments on Termination or Change in Control — Payment and Benefit Estimates table.

Executive Stock Ownership Guidelines

Our stock ownership guidelines encourage our executive officers to maintain a certain equity stake in the Company, which aligns their interests with those of other stockholders. Our current stock ownership guidelines provide that each executive is required to hold 100% of the net number of Company shares received through the Company’s incentive compensation plans, meaning the total number of shares received less the number of shares that would need to be sold, withheld, or tendered to pay withholding taxes and, if applicable, the exercise price of stock options (the “Executive Holding Requirement”) until the executive achieves the target ownership levels set for his/her position. Once a Company executive has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Executive Holding Requirement, unless and until his/her ownership level falls below the target. The target ownership levels are as follows:

CEO	Five (5) times base salary
CFO, COO	Three (3) times base salary
Other Executive Officers	Two-and-one-half (2 1/2) times base salary

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the executive (including through retirement plans); vested and unvested restricted stock and restricted stock units; and performance stock units deemed earned, but not yet vested. Company executives are required to comply with the guidelines and the Executive Holding Requirement immediately upon hire or promotion and the Compensation Committee reviews compliance with the guidelines on a periodic basis. As of December 31, 2022, all our NEOs were in compliance with the guidelines, either because each NEO had met his or her target ownership level or because he or she was adhering to the Executive Holding Requirement.

Insider Trading Policy and Anti-Hedging Rules

We maintain an Insider Trading Policy that applies to all our employees, including our NEOs, and directors, which prohibits them from trading in our securities at times when they have material, non-public information about our Company’s affairs. Our Insider Trading Policy also includes anti-hedging rules, which prohibits certain executive officers, including our NEOs, and other employees from engaging in, directly or indirectly:

•	selling short our Common Stock;

WABASH NATIONAL CORPORATION	2023 Proxy Statement	51

Compensation Discussion and Analysis

•	pledging of Company securities and/or holding Company securities in margin accounts; and

•

transactions in derivative securities (including put and call options), zero-cost collars, equity swaps, exchange funds and forward sale contracts, or any other hedging and/or offsetting transactions regarding our Common Stock that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

The following is a list of the specific current employees that are covered by the anti-hedging rules in our Insider Trading Policy: (1) all directors and executive officers as defined under Section 16 of the Exchange Act, (2) all direct reports to our CEO, (3) all Directors of Finance, (4) all Financial Reporting Department employees, (5) all Tax and Treasury Department employees, (6) all employees regularly and routinely involved in corporate-wide business development and/or mergers and acquisitions activities and reviews, and (7) all executive assistants to the CEO, CFO, General Counsel and certain other senior officers and managers. In addition, the Company may deem additional persons to be temporarily subject to the anti-hedging rules based upon certain activities or circumstances in its discretion.

Compensation Risk Assessment

After reviewing the results of the study conducted by management of company-wide incentive programs, the Board of Directors has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, due in part to the following reasons:

•	the performance metrics for determining short-term incentive awards are based on publicly reported metrics and, therefore, are not easily susceptible to manipulation;

•	the maximum payouts for short-term incentive awards are capped, thereby reducing the risk that executives might be motivated to pursue excessively high short-term goals to maximize short-term payouts;

•

the maximum number of long-term incentive awards that are performance-based are also capped, thereby reducing the risk that executives may be motivated to pursue excessively high performance targets (at the expense of long-term strategic growth) to maximize the number of performance-based awards received; and

•	the Company’s stock ownership guidelines incentivize our executives to focus on the Company’s long-term, sustainable growth.

52	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE

John G. Boss, Chair

Larry J. Magee

Ann D. Murtlow

Sudhanshu Priyadarshi

Scott K. Sorensen

WABASH NATIONAL CORPORATION	2023 Proxy Statement	53

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year ended December 31, 2022.

Summary Compensation Table for the Year Ended December 31, 2022

The following table summarizes the compensation of the NEOs for the year ended December 31, 2022 and for the years ended December 31, 2021 and 2020.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION (2)	ALL OTHER COMPENSATION (3)	TOTAL
Brent L. Yeagy President, Chief Executive Officer, Director	2022	$978,269	$—	$4,078,439	$1,211,156	$108,787	$6,376,651
	2021	$938,461	$—	$3,500,453	$107,350	$59,716	$4,605,980
	2020	$805,385	$—	$2,988,258	$540,000	$71,008	$4,404,651
Michael N. Pettit Senior Vice President and Chief Financial Officer	2022	$477,500	$—	$992,098	$451,878	$57,461	$1,978,937
	2021	$416,923	$—	$877,808	$33,618	$35,322	$1,363,671
	2020	$359,500	$—	$854,535	$163,800	$37,414	$1,415,249
Dustin T. Smith Senior Vice President, Chief Strategy Officer	2022	$487,500	$—	$992,098	$430,360	$52,371	$1,962,329
	2021	$430,385	$—	$640,858	$34,409	$35,636	$1,141,288
	2020	$388,154	$—	$613,373	$174,300	$39,398	$1,215,225
Kevin J. Page Senior Vice President, Chief Commercial Officer	2022	$430,385	$—	$771,609	$378,716	$50,621	$1,631,331
	2021	$380,769	$—	$538,538	$30,849	$33,434	$983,590
	2020	$322,308	$—	$471,834	$147,000	$35,426	$976,568
M. Kristin Glazner Senior Vice President, General Counsel, Corporate Secretary, and Chief Human Resources Officer	2022	$432,308	$—	$771,609	$378,716	$48,501	$1,631,134
	2021	$391,923	$—	$625,165	$31,640	$34,002	$1,082,730
	2020	$341,423	$—	$393,205	$142,350	$28,949	$905,927

(1)

Amounts represent the aggregate grant date fair value of grants of RSUs and PSUs made to each NEO during 2022 under the Company’s 2022 LTI Plan, as computed in accordance with FASB ASC Topic 718, which (1) excludes the effect of estimated forfeitures and (2) assumes that the PSUs are earned at Target. The amounts shown for the PSU awards at the “Target” performance levels are as follows: Mr. Yeagy – $ 2,228,546; Mr. Pettit – $542,090; Mr. Smith – $542,090; Mr. Page – $ 421,613; and Ms. Glazner – $ 421,613. If the Company achieves “Maximum” performance levels for both PSU performance metrics, then the value of the PSUs would be as follows: Mr. Yeagy – $ 3,699,986; Mr. Pettit – $ 900,015.; Mr. Smith – $900,015; Mr. Page – $ 699,992; and Ms. Glazner – $ 699,992.60. Further information regarding the valuation of equity awards can be found in Note 16 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	Represents amounts paid pursuant to our MIP Plan.

54	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(3)	Amounts in this column consist of the following amounts:

NAME	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS (a)	EXECUTIVE PHYSICAL (b)	OTHER (c)	TOTAL ALL OTHER COMPENSATION
Brent L. Yeagy	$99,777	$4,841	$4,169	$108,787
Michael N. Pettit	$57,461	$4,831	$2,945	$65,237
Dustin T. Smith	$47,538	$4,833	—	$52,371
Kevin J. Page	$44,564	$4,833	$1,224	$50,621
M. Kristin Glazner	$43,375	$5,126	—	$48,501

(a)	Includes Company matches of amounts deferred by an NEO into the Company’s 401(k) and non-qualified deferred compensation plans.

(b)	Includes a tax gross up on the reimbursement of the executive physical for the following amounts: Mr. Yeagy – $841; Mr. Pettit – $831; Mr. Smith – $833; Mr. Page – $833; Ms. Glazner – $1,126.

(c)	Includes the cost of attendance at two sporting events.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	55

Executive Compensation Tables

Grants of Plan-Based Awards for the Year Ended December 31, 2022

The following table summarizes the awards we made under our MIP Plan and LTI Plan to our NEOs in 2022.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
NAME	GRANT DATE (1)	THRESHOLD ($) (35%)	TARGET ($) (100%)	MAXIMUM ($) (200%)	THRESHOLD (#) (50%)	TARGET (#) (100%)	MAXIMUM (#) (200%)

Brent L. Yeagy		$344,750	$985,000	$1,970,000

	2/16/2022				53,468	106,936	213,872		$2,228,546

	2/16/2022							106,936	$1,849,993

Michael N. Pettit		$128,625	$367,500	$735,000

	2/16/2022				13,006	26,012	52,024		$542,090

	2/16/2022							26,012	$450,008

Dustin T. Smith		$122,500	$350,000	$700,000

	2/16/2022				13,006	26,012	52,024		$542,090

	2/16/2022							26,012	$450,008

Kevin J. Page		$107,800	$308,000	$616,000

	2/16/2022				10,116	20,231	40,462		$421,613

	2/16/2022							20,231	$349,996

M. Kristin Glazner		$107,800	$308,000	$616,000

	2/16/2022				10,116	20,231	40,462		$421,613

	2/16/2022							20,231	$349,996

(1)

These columns show potential cash payouts under our 2022 MIP Plan as described in the section titled “Short-Term Incentive Plan” in the CD&A. The amount shown as the “threshold” payout assumes both performance goals under the 2022 MIP were achieved at the threshold level, though actual payouts could be less.

(2)	Represents the potential payout range of PSUs granted in 2022 pursuant to the 2017 Omnibus Incentive Plan.

(3)	Represents the number of RSUs granted in 2022 pursuant to the 2017 Omnibus Incentive Plan.

(4)

The amounts shown in this column represent the grant date fair market value of the PSUs and RSUs, as determined pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amount reported for the PSUs represents the grant date fair value assuming the target performance goals were met.

56	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Outstanding Equity Awards as of December 31, 2022

The following table summarizes all equity awards that were granted in 2022 and prior years that remain outstanding as of December 31, 2022.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED ($) (2)
Brent L. Yeagy

	—	—	—	—	—	453,929	$10,258,784	408,018	$9,221,207
Michael N. Pettit	2/19/2014	510	—	$13.32	2/19/2024	—	—	—	—
	2/17/2015	1,500	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	121,823	$2,753,200	100,710	$2,276,046
Dustin T. Smith	2/19/2014	767	—	$13.32	2/19/2024	—	—	—	—
	2/17/2015	1,500	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	95,083	$2,148,869	87,568	$1,979,037
Kevin J. Page	—	—	—	—	—	74,626	$1,686,554	70,332	$1,589,503
M. Kristin Glazner	2/17/2015	750	—	$14.16	2/17/2025	—	—	—	—
	—	—	—	—	—	75,810	$1,713,313	65,852	$1,488,255

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Executive Compensation Tables

(1)	This column includes all outstanding RSUs. The vesting dates of these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS
Brent L. Yeagy	2/19/2023	249,920	*
	2/18/2024	97,073
	2/16/2025	106,936
Michael N. Pettit	2/19/2023	71,468	*
	2/18/2024	24,343
	2/16/2025	26,012
Dustin T. Smith	2/19/2023	51,299	*
	2/18/2024	17,772
	2/16/2025	26,012
Kevin K. Page	2/19/2022	39,461	*
	2/18/2024	14,934
	2/16/2025	20,231
M. Kristin Glazner	2/19/2023	32,885	*
	2/18/2024	22,694
	2/16/2025	20,231

*	Combines the RSUs and earned PSUs that were granted on 2/19/2020.

(2)	Market value is equal to the closing price of our common stock on December 30, 2022 (the last trading day of the year) as reported on the NYSE ($22.60 per share), times the number of unvested shares.

(3)

The number of PSUs shown in this column reflects the maximum performance level for the 2021 awards and the maximum performance level for the 2022 awards in accordance with SEC regulations requiring that the number of PSUs shown be based on achieving threshold performance goals or, if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance. The vesting dates for these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS
Brent L. Yeagy	2/18/2024	194,146
	2/16/2025	213,872
Michael N. Pettit	2/18/2024	48,686
	2/16/2025	52,024
Dustin T. Smith	2/18/2024	35,544
	2/16/2025	52,024
Kevin K. Page	2/18/2024	29,870
	2/16/2025	40,462
M. Kristin Glazner	2/18/2024	25,390
	2/16/2025	40,462

58	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Option Exercises and Stock Vested During 2022

The following table sets forth information concerning the exercise of options and the vesting of stock awards during 2022 by each of the NEOs:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

Brent L. Yeagy	15,178	$93,997	142,290	$2,405,393

Michael N. Pettit	—	—	26,972	$370,833

Dustin T. Smith	—	—	36,143	$496,918

Kevin K. Page	—	—	26,298	$361,567

M. Kristin Glazner	—	—	15,848	$217,882

(1)	Calculated as the number of shares received on exercise multiplied by the difference between the market price of our stock at the time of exercise and the exercise price of the options.
(2)	Calculated as the number of shares vested multiplied by the market price of stock on the date of vesting.

Non-Qualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in our non-qualified deferred compensation plan.

NAME	EXECUTIVE CONTRIBUTION (IN LAST FY) (1)	REGISTRANT CONTRIBUTION (IN LAST FY) (2)	AGGREGATE EARNINGS (IN LAST FY) (3)	AGGREGATE WITHDRAWALS/DISTRIBUTIONS	AGGREGATE BALANCE (AT LAST FYE) (4)

Brent L. Yeagy	$291,145	$87,577	$(254,810)	$103,598	$1,440,345

Michael N. Pettit	$413,096	$37,175	$(115,248)	—	$679,030

Dustin T. Smith	$420,270	$36,715	$(180,420)	$54,840	$1,048,291

Kevin J. Page	$118,782	$32,364	$(51,994)	—	$314,495

M. Kristin Glazner	$44,874	$32,441	$(38,949)	—	$243,087

(1)

Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2022. It also reflects the portion of the MIP award earned in 2022, but not paid until 2023, that each NEO elected to defer. 100% of these amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)	Represents Company matching contributions. 100% of these amounts are also included in the Summary Compensation Table under the “All Other Compensation” column.

(3)

Amounts reflected in this column include changes in plan values during the last fiscal year, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year. No portion of this amount was reported in the Summary Compensation Table for 2022.

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Executive Compensation Tables

(4)

The following represents the extent to which the amounts that are reported in this aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Table in years prior to 2022:

NAME	PRIOR YEARS ($)

Brent L. Yeagy	$848,289

Michael N. Pettit	$486,668

Dustin T. Smith	$362,680

Kevin J. Page	$150,623

M. Kristin Glazner	$64,702

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to NEOs in connection with a change in control or pursuant to certain termination events in 2022.

Retirement Benefit Plan

The Company maintains a Retirement Benefit Plan that is applicable to all employees, including our NEOs. The Plan provides that Retirees (as defined below) will receive the following benefits upon his or her retirement:

•	ability to exercise vested stock options through the 10th anniversary of the grant date;

•

ability to earn a pro-rata portion of any outstanding PSUs based on the portion of the performance period that the Retiree was employed, to be paid at the end of the performance period based on actual performance;

•	full vesting of all RSUs granted more than twelve (12) months prior to the Retiree’s retirement date;

•	payment of all eligible and unused vacation pay;

•	prorated MIP award payout for the year of retirement; and

•	service awards for retirees celebrating a 5, 10, 15, 20 or greater service anniversary in their year of retirement.

A “Retiree” is defined as: (a) an employee attaining at least 65 years of age, with no service requirement, as of his/her date of retirement, or (b) an employee attaining at least 55 years of age, who has completed his/her 10th year of service with the Company as of his/her date of retirement.

Benefits Upon Death or Disability

Pursuant to a policy adopted in 2016, all equity awards granted during 2016 and later shall vest in full (and without proration) in the event of an employee’s termination of employment due to death or disability.

Executive Severance Plan

As noted previously in the CD&A, the Company maintains an Executive Severance Plan (“ESP”) that provides additional benefits to certain designated executives, including our NEOs, in the event we terminate their employment without cause. For purposes of the Plan, “cause” is defined as: (i) a participant’s willful and continued failure to perform his or her principal duties; (ii) conviction of, or a plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or dishonesty or any felony; (iii) illegal conduct or gross misconduct which results in material and demonstrable damage to the business or reputation of the Company or an affiliate; (iv) gross negligence resulting in material economic harm to the Company or an affiliate; (v) material violation of the Company’s applicable Code of Business Conduct and Ethics or similar policy; or (vi) a participant’s breach of the restrictive covenants set out in the Plan (as described below). A “termination without cause” does not include terminations due to disability or death.

60	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

If we terminate an NEO without cause, the NEO would be entitled to receive the following severance benefits under the ESP:

•

Cash severance payments equal to a multiple of the sum of the participant’s (a) annual base salary and (b) target MIP award for the year of termination, payable in installments over the applicable severance period. The applicable multiple for the CEO is two times the above sum. The applicable multiple for the other NEOs is one and a half times the above sum;

•	A pro-rated MIP award payout for the year of termination, based upon actual Company performance through the end of the performance period;

•

Payment of any annual cash incentive bonus (MIP Award) that was otherwise earned for the fiscal year that ended prior to the termination of the participant’s employment, to the extent not previously paid;

•

Subject to the participant’s election of COBRA coverage, payment or reimbursement of the Company’s portion of medical, dental and vision care premiums for a period equal to (a) 24 months for the CEO, or (b) 18 months for the other NEOs; and

•	Outplacement services with a cost to the Company not in excess of $30,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company, not to solicit or interfere with customers of the Company and not to solicit Company employees or contractors, in each case for a period equal to 24 months following termination, in the case of our CEO, or 18 months following termination in the case of our other NEOs.

If a participant’s employment is terminated in connection with a change in control of the Company in circumstances that would entitle the participant to severance benefits under the Change in Control Plan described below, then the participant will receive severance benefits only under the Change in Control Plan, and not under the ESP.

Change in Control Plan

We also maintain a Change in Control Plan that provides severance benefits to certain designated executives, including our NEOs, in the event their employment is terminated without cause, or they are terminated for good reason, in either case within two years of a change in control (which we refer to as a “Qualifying Termination”). Under the Change in Control Plan:

•

a “change in control” means that (i) any person or group (other than any person or group that already owned more than 50% of the total fair market value of Company stock) acquires more than 50% of the total fair market value of Company stock; (ii) any one person or group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company that represents 30% or more of the total voting power of Company stock; (iii) a majority of members of the Board is replaced during any 12-month period (without the approval of the incumbent directors); or (iv) any person or group acquires ownership of all or substantially all of the assets of Company.

•

“cause” means the employee’s (i) willful and continued failure to perform his duties; (ii) chronic alcoholism or addiction to non-medically prescribed drugs; (iii) theft or embezzlement of Company property; (iv) conviction of, or plea of nolo contendre to, a felony or misdemeanor involving moral turpitude; or (v) material breach of any agreement with the Company.

•

“good reason” means (i) a material diminishment of the executive’s position; (ii) assignment of duties to the executive that are materially inconsistent with duties performed prior to the change in control; (iii) a material breach of any agreement with the executive; (iv) for an executive officer of the Company, no longer being

WABASH NATIONAL CORPORATION	2023 Proxy Statement	61

Executive Compensation Tables

employed by the parent entity; (v) a material reduction in the executive’s base salary and annual bonus; or (vi) requiring the executive to relocate by more than 50 miles.

If an NEO experiences a Qualifying Termination, then he or she is entitled to the following benefits:

•

a cash severance payment equal to two times (three times for the CEO) the sum of (i) the NEO’s annual base salary plus (ii) the NEO’s Target Annual Bonus. The Target Annual Bonus is equal to the greater of (A) the NEO’s target MIP award for the year of termination, and (B) the average MIP bonus awarded to the NEO for the prior two calendar years;

•	a pro-rata portion of the executive’s Target Annual Bonus for the year in which the Qualifying Termination occurs;

•	health continuation benefits for 18 months; and

•	outplacement counseling services up to a cost of $25,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company and not to solicit customers or employees, in each case for a period equal to 24 months following termination.

Change in Control Benefits Under our LTI Plan

In addition to the above-described benefits under our Change in Control Plan, the NEOs may also receive accelerated vesting under our LTI Plan if outstanding LTI awards are not assumed in the change in control transaction. Specifically, if not assumed in the transaction, (i) all PSUs shall be deemed earned at target if less than half the performance period has been completed or based on actual performance if more than half the performance period has been completed (or at target if performance is not determinable); (ii) all outstanding RSUs shall vest in full; and (iii) all outstanding stock options shall vest in full and be immediately exercisable for a period of 15 days prior to the scheduled consummation of the corporate transaction. In lieu of the foregoing, the Compensation Committee may, in its direction, cash out all outstanding awards.

For the sake of clarity, no accelerated vesting will occur if the successor agrees to assume or continue the outstanding awards, or to substitute each outstanding award for a similar award relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. However, if an NEO is thereafter terminated within 12 months of the change in control event, any assumed award will vest immediately upon the NEO’s termination.

62	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Potential Payments on Termination or Change in Control – Payment and Benefit Estimates

The table below shows the estimated payments that would have been made to the NEOs pursuant to the policies and agreements described above assuming the applicable triggering event occurred on December 31, 2022 and using the share price of $22.60 for our Common Stock as of December 31, 2022, which was the closing price on the NYSE on the last trading day of 2022. The tables below assume that the NEO executes of a release and fully complies with any restrictive covenants and other requirements to receive benefits under the Company’s plans and policies described above.

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	ACCELERATED VESTING OF STOCK OPTIONS (3)(6)	WELFARE BENEFITS CONTINUATION (7)	TOTAL ($)

Brent L. Yeagy

Termination Without Cause	$3,940,000	$1,343,540	—	—	—	$60,124	$5,343,664

Termination Following a Change in Control	$5,910,000	$985,000	$10,379,898	$6,683,340	—	$47,593	$24,005,830

Change in Control Only (3)	—	—	$10,379,898	$6,683,340	—	—	$17,063,238

Retirement	—	—	$8,111,762	$4,266,586	—	—	$12,378,348

Termination due to Death or Disability	—	—	$10,379,898	$6,683,340	—	—	$17,063,238

Michael N. Pettit

Termination Without Cause	$1,286,250	$501,270	—	—	—	$52,850	$1,840,370

Termination Following a Change in Control	$1,715,000	$367,500	$2,710,621	$1,730,753	—	$47,850	$6,571,724

Change in Control Only (3)	—	—	$2,710,621	$1,730,753	—	—	$4,441,374

Retirement	—	—	$2,147,881	$1,142,882	—	—	$3,290,763

Termination due to Death or Disability	—	—	$2,710,621	$1,730,753	—	—	$4,441,374

Dustin T. Smith

Termination Without Cause	$1,275,000	$477,400	—	—	—	$52,850	$1,805,250

Termination Following a Change in Control	$1,700,000	$350,000	$2,125,071	$1,414,963	—	$47,850	$5,637,884

Change in Control Only	—	—	$2,125,071	$1,414,963	—	—	$3,540,034

Retirement	—	—	$1,661,342	$827,092	—	—	$2,488,434

Termination due to Death or Disability	—	—	$2,125,071	$1,414,963	—	—	$3,540,034

Kevin J. Page

Termination Without Cause	$1,122,000	$420,112	—	—	—	$43,760	$1,585,872

Termination Following a Change in Control	$1,496,000	$308,000	$1,696,837	$1,122,000	—	$38,760	$4,661,598

Change in Control Only	—	—	$1,696,837	$1,122,000	—	—	$2,818,837

Retirement	—	—	$1,319,395	$664,779	—	—	$1,984,174

Termination due to Death or Disability	—	—	$1,696,837	$1,122,000	—	—	$2,818,837

WABASH NATIONAL CORPORATION	2023 Proxy Statement	63

Executive Compensation Tables

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	ACCELERATED VESTING OF STOCK OPTIONS (3)(6)	WELFARE BENEFITS CONTINUATION (7)	TOTAL ($)

M. Kristin Glazner

Termination Without Cause	$1,122,000	$420,112	—	—	—	$44,128	$1,586,240

Termination Following a Change in Control	$1,496,000	$308,000	$1,501,506	$1,242,842	—	$39,128	$4,587,476

Change in Control Only	—	—	$1,501,506	$1,242,842	—	—	$2,744,348

Retirement	—	—	$1,157,827	$785,621	—	—	$1,943,448

Termination due to Death or Disability	—	—	$1,501,506	$1,242,842	—	—	$2,744,348

(1)

For each of the NEOs, cash severance amounts are determined under the ESP for terminations without cause and under the Change in Control plan for a Qualifying Termination following a Change in Control.

(2)

If an NEO were terminated as of December 31, 2022 under circumstances entitling them to severance under the ESP or the Change in Control Plan, then they would be entitled to their full MIP actual bonus for 2022 or their Target Annual Bonus (as defined above), respectively.

(3)	The amounts shown for a Change in Control Only assumes purchaser did not assume outstanding equity awards. If purchaser did assume outstanding awards, no accelerated vesting would occur.

(4)

Amounts reflected in this column for “Termination Following a Change in Control,” “Change in Control Only” and “Termination due to Death or Disability” include (i) the value of the earned PSUs granted in 2019 for which the performance period ended on December 31, 2022, (ii) the value of the unearned performance share units granted in 2020 based on the performance trend as of December 31, 2022, and (iii) the value of the unearned PSUs granted in 2022, assuming target performance. Amounts reflected in this column for “Retirement” include the performance share units described in (i) and a pro-rata portion of the performance share units described in (ii) and (iii).

(5)

Amounts reflected in this column for “Termination Following a Change in Control,” Change in Control Only” and “Termination due to Death or Disability” include all outstanding restricted stock units, and amounts reflected for “Retirement” included all RSUs granted prior to January 1, 2022.

(6)	All outstanding stock options were vested as of December 31, 2022, so no amount would be accelerated upon a Change in Control or termination of employment.

(7)	Includes the value of outplacement counseling services and reimbursement for welfare benefits continuation.

Pay Ratio Disclosure

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer, our CEO, Mr. Yeagy, to our median employee’s annual total compensation.

For 2022, we determined that there had been no material change in our employee population or employee compensation arrangements as compared to 2021 that would result in a significant change to our pay ratio disclosure, meaning that, pursuant to Item 402(u) of Regulation S-K, we would be permitted to use the same median employee as in 2021. However, due to a change in the individual circumstances of the median employee selected in 2021, for 2022 we substituted a median employee whose pay was substantially similar to the median employee selected for 2021.

We identified the identified our median employee for 2021 using a multi-step process, as detailed below:

•

We determined, as of November 1, 2021, our gross employee population of individuals working at our parent company and consolidated subsidiaries, which was 6,524 employees. This population consisted of our full-time, part-time, and temporary employees. We do not have any seasonal employees.

•	As permitted under the SEC’s 5% de minimis rule, we adjusted the employee population to exclude 312 non-U.S. employees (approximately 4.78% of the employee population) who work in Mexico.

•	Based on the exclusion of the employees who work in Mexico, our adjusted employee population consisted of 6,212 U.S. employees.

64	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

•

We then identified our median employee from our adjusted employee population (excluding our CEO) based on total 2021 W-2 earnings. We used W-2 compensation as our consistently applied compensation measure for 2021 (rather than base compensation that we have used for determining our median employee in past disclosures) because W-2 data is more readily available in our current payroll system.

To calculate our ratio for 2022, we calculated the annual total compensation of the median employee and our CEO using the methodology required for disclosure of annual total compensation in the Summary Compensation Table, except that, as permitted by the SEC’s rules, we included the value of compensation provided to the median employee and to our CEO under our nondiscriminatory group health and life insurance programs that are available generally to all salaried employees. The aggregate value of the nondiscriminatory benefits included in the annual total compensation amounts reported below was $16,249 for our CEO and $4,150 for the median employee. The difference between our CEO’s annual total compensation as reported below for purposes of the CEO pay ratio disclosure and his annual total compensation as reported in the Summary Compensation Table is attributable to the inclusion of those nondiscriminatory benefits solely for purposes of determining the CEO pay ratio.

The CEO pay ratio reported below was determined using reasonable estimates as permitted by the SEC’s rules. This ratio should not be used as a comparison with pay ratios disclosed by other companies, as there may be material differences in the methodologies used by other companies to estimate their CEO pay ratios, as well as differences in worker populations, geographic locations, business strategies and compensation practices.

Annual Total Compensation of the CEO	$6,376,651

Annual Total Compensation of the Median Employee	$ 54,383

Ratio of CEO Annual Total Compensation to Median Employee Annual Total Compensation	118:1

WABASH NATIONAL CORPORATION	2023 Proxy Statement	65

Executive Compensation Tables

Pay Versus Performance Disclosure
In August 2022, the SEC adopted rules relating to Section 14(i) of the Securities Exchange Act of 1934, including Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires us to disclose information that compares our named executive officer (“NEO”) compensation actually paid to certain financial performance measures. The table below sets forth our
p
ay versus perfo
rma
nce disclosure, in accordance with SEC Item 402(v) of Regulation
S-K.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average Summary Compensation Table Total for Non- PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	WNC TSR ($) (f)	Dow Jones Transportation Index TSR ($) (g)	Net Income (loss) attributable to common stockholders ($ in thousands) (h)	Operating income (loss) ($ in thousands) (i)

2022	6,376,651	11,520,453	1,800,933	2,836,840	164.25	122.97	112,258	166,642

2021	4,605,980	4,901,091	1,142,820	1,203,318	138.99	149.86	1,164	33,542

2020	4,404,651	5,805,674	1,186,603	(801,039)	120.30	119.65	(97,412)	(85,608)

(a)	This statement includes three years (2020, 2021, and 2022) rather than five because this is a transition year for a new regulation.

(b)	The principal executive officer (“PEO”) is Brent L. Yeagy for all years shown.

(c)	Compensation actually paid (CAP) to our PEO reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below.

Year	2020	2021	2022

PEO	Brent L. Yeagy	Brent L. Yeagy	Brent L. Yeagy

SCT Total Compensation ($)	4,404,651	4,605,980	6,376,651

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(2,988,258)	(3,500,453)	(4,078,439)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	4,382,533	4,196,710	6,036,537

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	42,538	(418,140)	3,416,212

Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(35,790)	16,995	(230,508)

Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—	—	—

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—

Compensation Actually Paid ($)	5,805,674	4,901,091	11,520,453

(d)	The following are included in the average figures shown:
2020: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner, Jeffery L. Taylor, Melanie D. Margolin
2021 and 2022: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner

66	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(e)	Compensation actually paid (CAP) to our non-PEO NEOs reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below.

Year	2020	2021	2022

Non-PEO NEOs	See column (d) note above	See column (d) note above	See column (d) note above

SCT Total Compensation ($)	1,186,603	1,142,820	1,800,933

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(486,685)	(670,592)	(881,854)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	570,244	802,602	1,305,207

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	3,981	(80,842)	647,152

Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(9,761)	9,331	(34,598)

Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	(2,065,421)	—	—

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—

Compensation Actually Paid ($)	(801,039)	1,203,318	2,836,840

(f)	Represents the total shareholder return (TSR) of Wabash for the measurement periods ending D e cember 31 of each of 2020, 2021 and 2022, respectively.

(g)	Represents the TSR of the Dow Jones Transportation Index for the measurement periods ending on December 31 of each of 2020, 2021 and 2022, respectively.

(h)	Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2020, 2021 and 2022.

(i)	Company-selected Measure is Operating Income.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	67

Executive Compensation Tables

Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to our PEO and non-PEO
NEOs in 2020, 2021 and 2022 to (1) TSR of both Wabash and the Dow Jones Transportation Index, (2) Wabash’s net income and (3) Wabash’s income (loss) from operations.
“Compensation actually paid,” as defined by the SEC’s rules, fluctuates according to, among other things, the changing values of equity awards during the years shown in the table above based on stock price changes over time and projected and actual performance results. “Compensation actually paid” does not reflect the value ultimately realized by our NEOs, and we do not assess or design our NEOs’ compensation with direct reference to the relationship of “compensation actually paid” to the performance measures depicted below. For a discussion of how we design our executive compensation programs to incentivize strong performance an
d
achievement of our business objective
s
, ple
a
se see the Compensation Discussion and Analysis section in this proxy statement.

68	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Most Important Measures to Link Compensation Actually Paid to Company Performance for 2022
The four performance measures listed below represent the most important metrics we used to link CAP to
Co
mpany performance for 2022 as further described in our Compensa
t
ion Discussion and Analysis.

Most Important Performance Measures

1. Operating Income

2. Relative Total Shareholder Return

3. Average Return on Invested Capital

4. Net Working Capital as a Percentage of Sales

WABASH NATIONAL CORPORATION	2023 Proxy Statement	69

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plan as of December 31, 2022:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (3)

Equity Compensation Plans Approved by Security Holders	1,769,584	$13.67	1,963,170

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,769,584	$13.67	1,963,170

(1)

Consists of shares of Common Stock to be issued upon the exercise of outstanding options, and the settlement of unvested RSUs and PSUs (assuming target payout for any PSUs that were outstanding as of December 31, 2022), granted under the Wabash National Corporation 2011 Omnibus Incentive Plan (the “2011 Plan”), and the Wabash National Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”).

(2)

Consists of the weighted average exercise price of outstanding options. Because participants do not need to pay us anything to receive shares upon the vesting of RSUs and PSUs, the weighted average exercise price does not take these awards into account.

(3)	Consists of shares of Common Stock available for future issuance pursuant to the 2017 Plan.

70	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

At our 2017 Annual Meeting, we held a non-binding, advisory stockholder vote on the frequency of future advisory stockholder votes on the compensation of our NEOs. Our stockholders expressed a preference that advisory stockholder votes on the compensation of our NEOs be held on an annual basis and, as previously disclosed, the Company continued the policy to hold such votes annually. Accordingly, as required by Section 14A of the Exchange Act, we are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the NEOs of our Company. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, which begin on page 39 and 54, respectively, as such sections provide details on the Company’s compensation programs and policies for our executive officers, including the 2022 compensation of our NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This say-on-pay vote is an advisory vote that is not binding on us.

The approval or disapproval by stockholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decisions on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remain with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Wabash and its stockholders.

However, the Board and our Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers. In that regard, the Board and our Compensation Committee carefully considered the results of last year’s say-on-pay vote, in which over 98% of voting stockholders voted in favor of our say-on-pay proposal, and took such results into account by continuing to emphasize the core principles of our compensation philosophy and best practices of our compensation programs.

The Board urges you to carefully review the CD&A section of this Proxy Statement, together with the executive compensation tables, and to approve the following resolution:

“RESOLVED, that the stockholders hereby approve on an advisory basis the compensation paid to the Wabash National Corporation named executive officers, as disclosed in the Wabash National Corporation Proxy Statement pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of compensation of our named executive officers, as disclosed in this Proxy Statement.

WABASH NATIONAL CORPORATION	2023 Proxy Statement	71

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023. Ernst & Young acted as our independent auditors for the year ended December 31, 2022. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint another registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2022 and December 31, 2021 were as follows:

FEE CATEGORY	2022	2021
	($ IN THOUSANDS)
Audit Fees (1)	$1,408	$1,422
Audit-Related Fees (2)	$72	—
Tax Fees (3)	—	$4
All Other Fees (4)	—	—
Total Fees	$1,480	$1,426

(1)

Fees for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services in connection with securities offerings, registration statements and statutory filings.

(2)	Fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Fees billed for professional services related to tax compliance, tax advice and tax planning.

(4)	Fees for services that are not included in the service categories reported above, primarily transaction related services.

In 2022 and 2021, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the pre-approval policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young to Wabash is compatible with maintaining the independence of Ernst & Young.

72	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee has sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor. The Audit Committee reviews the status of each engagement at its regularly scheduled meetings. In 2022 and 2021, the Committee pre-approved all services provided by the independent auditor. The independent auditor provides an engagement letter which is signed by the Chair of the Audit Committee, outlining the scope of the audit and related audit fees.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2022;

•	Discussed with Ernst & Young, our independent auditors for 2022, the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC; and

•

Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE

Scott K. Sorensen, Chair Therese M. Bassett Sudhanshu Priyadarshi Stuart A. Taylor II

WABASH NATIONAL CORPORATION	2023 Proxy Statement	73

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Our Named Executive Officers

Section 14A of the Exchange Act adopted by Congress as part of the Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers (“Say on Pay”). We currently hold the Say on Pay vote every year, and are required to hold the Say on Pay vote at least once every three years. By voting on this Proposal Four, you may indicate whether you would prefer that we continue to hold the Advisory Vote on Named Executive Officer Compensation annually or whether you would prefer that we instead hold the vote every two or three years.

Our stockholders voted on a similar proposal in 2017, with the majority voting to hold the Say on Pay vote every year, and our Board of Directors adopted this standard. It is our strong belief, and the Board’s recommendation, that holding a Say on Pay vote every year is most appropriate for the Company so that our stockholders may express their views on our executive compensation program annually. The Board recognizes the importance of receiving regular input from our stockholders on important issues such as our executive compensation and believes that an advisory vote on executive compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices. Since 2017, this yearly interaction between the Board, the Compensation Committee, and our stockholders has resulted in regular, meaningful evaluation of our performance against our compensation practices, taking into account the natural cyclicality prevalent in the trailer industry. In addition, holding a Say on Pay vote annually is in line with prevailing market practice and current stockholder expectations and preferences.

For the above reasons, the Board recommends that you vote to hold a Say on Pay vote annually (every one year). Your vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal Four, you have four choices: you may elect that we hold the Say on Pay vote every one year, every two years or every three years, or you may abstain from voting. The Board intends to review the results for each voting alternative in Proposal Four in making its determination on the frequency of future Say on Pay votes.

As an advisory vote, the vote on Proposal Four is not binding upon the Company, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders and our Company to hold a Say on Pay vote more or less frequently than the option approved by our stockholders. Nevertheless, the Compensation Committee and the Board will consider the outcome of the vote when making future decisions on executive compensation.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote for a frequency of “1 year.”

74	2023 Proxy Statement	WABASH NATIONAL CORPORATION

Beneficial Ownership Information

Beneficial Ownership of Common Stock

The following table sets forth certain information as of March 13, 2023 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as defined in the Compensation Discussion & Analysis above), and all directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)		PERCENT OF CLASS (ROUNDED)

BlackRock, Inc. and affiliates
55 East 52nd Street New York, New York 10055	7,793,570	(2)	16.3%

The Vanguard Group, Inc.
100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,511,314	(3)	13.58%

Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One Austin, Texas 78746	3,427,583	(4)	7.1%

Therese M. Bassett	34,374	(5)	*
John G. Boss	93,333	(6)	*

Trent J. Broberg	4,543	(7)	*

M. Kristin Glazner	34,014	(8)	*

Larry J. Magee	124,774	(9)	*

Ann D. Murtlow	71,997	(10)	*

Kevin J. Page	21,839	(11)	*

Michael N. Pettit	16,060	(12)	*

Sudhanshu Priyadarshi	2,021	(13)	*

Dustin T. Smith	1,249	(14)	*

Scott K. Sorensen	98,291	(15)	*

Stuart A. Taylor II	36,193	(16)	*

Brent L. Yeagy	—	(17)	*

All of our directors and executive officers as a group (13 persons)	538,688	(18)	1.13%

*	Less than one percent

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to restricted stock units and/or performance stock units are not deemed outstanding by the Company for purposes of reporting on Common Stock outstanding. As such, only those units that will vest within 60 days of March 13, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such units. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 13, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)

Based solely on the Schedule 13G filed January 24, 2023 by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment

WABASH NATIONAL CORPORATION	2023 Proxy Statement	75

Beneficial Ownership of Common Stock

Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited and Blackrock Fund Managers Ltd. (collectively, the “BlackRock Subsidiaries”). BlackRock, Inc. has sole voting power with respect to 7,712,951 shares and sole dispositive power over 7,793,570 shares. BlackRock, Inc. does not have shared voting power or shared dipositive power with respect to any shares. None of the BlackRock Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock except for BlackRock Fund Advisors.

(3)

Based solely on the Schedule 13G/A filed February 9, 2023 by The Vanguard Group, Inc. The Vanguard Group, Inc. does not have sole voting power with respect to any shares. The Vanguard Group, Inc. has shared voting power with respect to 82,365 shares, sole dispositive power with respect to 6,388,312 shares, and shared dispositive power with respect to 123,002 shares. None of the Vanguard Group, Inc.’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(4)

Based solely on the Schedule 13G/A filed February 10, 2023 by Dimensional Fund Advisors LP and its subsidiaries. Dimensional Fund Advisors LP has sole voting power with respect to 3,366,614 shares and sole dispositive power with respect to 3,427,583 shares. Dimensional Fund Advisors LP does not have shared voting power or shared dipositive power with respect to any shares. None of Dimensional Fund Advisors LP’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(5)	Includes 8,993 unvested restricted stock units held by Ms. Bassett that will vest within 60 days of March 13, 2023.

(6)	Includes 8,993 unvested restricted stock units held by Mr. Boss that will vest within 60 days of March 13, 2023.

(7)	Includes 4,543 unvested restricted stock units held by Mr. Broberg that will vest within 60 days of March 13, 2023.

(8)	Excludes 56,055 unvested restricted units held by Ms. Glazner that will vest more than 60 days after March 13, 2023.

(9)	Includes 8,993 unvested restricted stock units held by Mr. Magee that will vest within 60 days of March 13, 2023.

(10)

Through a family estate planning structure, Ms. Murtlow shares voting and investment power on all shares with her spouse (other than with respect to any deferred shares). Includes 8,993 unvested restricted stock units held by Ms. Murtlow that will vest within 60 days of March 13, 2023.

(11)	Excludes 48,295 unvested restricted units held by Mr. Page that will vest more than 60 days after March 13, 2023.

(12)

Includes options held by Mr. Pettit to purchase 1,500 shares that are currently, or will be within 60 days of March 13, 2023, exercisable. Excludes 67,424 unvested restricted units held by Mr. Pettit that will vest more than 60 days after March 13, 2023.

(13)	Includes 2,021 unvested restricted stock units held by Mr. Priyadarshi that will vest within 60 days of March 13, 2023.

(14)	Excludes 60,416 unvested restricted units held by Mr. Smith that will vest more than 60 days after March 13, 2023.

(15)

Through a family estate planning structure, Mr. Sorensen shares voting and investment power on all reported shares with his spouse (other than with respect to any deferred shares). Includes 8,993 unvested restricted stock units held by Mr. Sorensen that will vest within 60 days of March 13, 2023.

(16)	Includes 8,993 unvested restricted stock units held by Mr. Taylor that will vest within 60 days of March 13, 2023.

(17)	Excludes 275,788 unvested restricted units held by Mr. Yeagy that will vest more than 60 days after March 13, 2023.

(18)

Includes options held by our executive officers to purchase an aggregate of 1,500 shares that are currently, or will be within 60 days of March 13, 2023, exercisable. The Company’s directors do not hold any options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on our review of the copies of such forms furnished to us in 2022 and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were met.

76	2023 Proxy Statement	WABASH NATIONAL CORPORATION

General Information

Availability of Certain Documents

A copy of our 2021 Annual Report on Form 10-K is posted with this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. These documents also are available through our website at www.onewabash.com.

The charters for our Audit, Compensation, Nominating, Corporate Governance and Sustainability, and Finance Committees, as well as our Corporate Governance Guidelines and the Codes, are available on the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@onewabash.com, or by writing to Wabash National Corporation, Attention: General Counsel, 3900 McCarty Lane, Lafayette, Indiana 47905. You may report your concerns anonymously or confidentially.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2024 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2024 Annual Meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on November 29, 2023. However, if the date of the 2024 Annual Meeting has changed by more than 30 days from the date of the 2023 Annual Meeting indicated herein, then stockholder proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2024 Annual Meeting. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905 and follow the procedures required by Rule 14a-8 of the Exchange Act. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act not later than March 11, 2024.

Stockholder Director Nominations and other Stockholder Proposals for Presentation at the 2024 Annual Meeting. Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in our proxy statement must be delivered to the Company’s Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2024 Annual Meeting must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between January 11, 2024 and February 12, 2024. However, if the date of the 2024 Annual Meeting is more than 30 days before or after the first anniversary of the 2023 Annual Meeting, any stockholder who wishes to have a nomination or other business considered at the 2024 Annual Meeting must deliver written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary not earlier than 120 days prior to such Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting or the tenth day following the

WABASH NATIONAL CORPORATION	2023 Proxy Statement	77

General Information

public announcement of such Annual Meeting. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

Householding of Proxy Materials

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding” and this practice saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive separate copies of the proxy materials, now or in the future, should submit a request to the Company by telephone at (765) 771-5310 or by submitting a written request to Wabash National Corporation c/o Director-Investor Relations, 3900 McCarty Lane, Lafayette, IN 47905.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

By Order of the Board of Directors,

M. Kristin Glazner

Senior Vice President and General Counsel, Corporate Secretary, Chief Human Resources Officer

78	2023 Proxy Statement	WABASH NATIONAL CORPORATION

WABASH NATIONAL CORPORATION

ATTN: LEGAL/CORPORATE SECRETARY

3900 MCCARTY LANE

LAFAYETTE, IN 47905

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WNC2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96712-P87113                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WABASH NATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	To elect nine members of the Board of Directors from the nominees named in the accompanying proxy statement;
Nominees:
		For	Against	Abstain

	1a. Therese M. Bassett	☐	☐	☐

	1b. John G. Boss	☐	☐	☐

	1c. Trent Broberg	☐	☐	☐

	1d. Larry J. Magee	☐	☐	☐

	1e. Ann D. Murtlow	☐	☐	☐

	1f. Sudhanshu S. Priyadarshi	☐	☐	☐

	1g. Scott K. Sorensen	☐	☐	☐

	1h. Stuart A. Taylor II	☐	☐	☐

	1i. Brent L. Yeagy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3 and FOR 1 YEAR for proposal 4.			For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers; and		☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2023; and		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

WABASH NATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 10, 2023 10:00 a.m., Eastern Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Proxy Statement and 10-K are available at www.proxyvote.com.

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D96713-P87113

WABASH NATIONAL CORPORATION

Annual Meeting of Stockholders

May 10, 2023 10:00 A.M., Eastern Time

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 10, 2023 to be held virtually at www.virtualshareholdermeeting.com/WNC2023.

The shares of stock you hold in the account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3 and “FOR 1 YEAR” for Proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Larry J. Magee and Ann D. Murtlow, and each of them with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Continued and to be signed on reverse side